                                                                JANUARY 11, 1999
    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                           PRISON REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     MARYLAND                                            62-1763875
  (STATE OR OTHER JURISDICTION OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215
                                 (615) 263-0200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           -------------------------

                                DOCTOR R. CRANTS
                            CHIEF EXECUTIVE OFFICER
                           PRISON REALTY CORPORATION
                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215
                             PHONE: (615) 263-0200
                           FACSIMILE: (615) 263-0212
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

                                   COPIES TO:
                            ELIZABETH E. MOORE, ESQ.
                           STOKES & BARTHOLOMEW, P.A.
                         424 CHURCH STREET, SUITE 2800
                           NASHVILLE, TENNESSEE 37215
                             PHONE: (615) 259-1425
                           FACSIMILE: (615) 259-1470
                           -------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
           TITLE OF                                                         PROPOSED MAXIMUM
          EACH CLASS                                      PROPOSED MAXIMUM      AGGREGATE         AMOUNT OF
         OF SECURITIES                AMOUNT TO BE         OFFERING PRICE       OFFERING         REGISTRATION
       TO BE REGISTERED                REGISTERED           PER UNIT(1)         PRICE(2)            FEE(3)
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value........................            (4)                  (5)                (5)
Preferred Stock, $0.01 par
  value........................            (6)                  (5)                (5)
Common Stock Purchase Rights...            (7)                  (5)                (5)
Debt Securities................            (8)                  (5)                (5)
Warrants.......................            (9)                  (5)                (5)
Total..........................    $1,500,000,000(10)                        $1,500,000,000      $417,000(3)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of such securities.

 (2) The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee as provided in General Instruction II.D to Form S-3.

 (3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

 (4) Subject to the limitations set forth in Note 10, an indeterminate number of shares of Common Stock is registered to be sold from time to time by the Registrant at indeterminate prices. In addition, an indeterminate number of shares of Common Stock as may be issuable at indeterminate prices upon the exercise of any Common Stock Purchase Rights or Warrants or on the conversion of any Preferred Stock or Debt Securities registered hereunder.

 (5) Omitted pursuant to General Instruction II.D. of Form S-3.

 (6) Subject to the limitations set forth in Note 10, an indeterminate number of shares of Preferred Stock is registered to be sold from time to time by the Registrant at indeterminate prices or issuable upon conversion of Debt Securities.

 (7) Subject to the limitations set forth in Note 10, an indeterminate number of Common Stock Purchase Rights is registered to be sold from time to time by the Registrant.

 (8) Subject to the limitations set forth in Note 10, an indeterminate principal amount of Debt Securities is registered to be sold from time to time by the Registrant.

 (9) Subject to the limitations set forth in Note 10, an indeterminate number of Warrants representing rights to purchase shares of Preferred Stock, Common Stock or Debt Securities is registered to be sold by the Registrant. Warrants may be sold separately or with shares of Common Stock, shares of Preferred Stock or Debt Securities.

(10) The aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement, calculated in accordance with Rule 457 of the rules and regulations under the Securities Act of 1933, as amended, will not exceed $1,500,000,000. The securities registered hereunder may be sold separately or in units with other securities registered hereunder.
                           -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED             , 1999

PROSPECTUS

                                 $1,500,000,000

                           PRISON REALTY CORPORATION
                                  COMMON STOCK
                                PREFERRED STOCK
                          COMMON STOCK PURCHASE RIGHTS
                              DEBT SECURITIES AND
                                    WARRANTS

This is a prospectus for the offering of up to a total amount of $1,500,000,000 of:

     - shares of common stock;

     - shares of preferred stock;

     - rights to purchase shares of common stock;

     - one or more series of debt securities, which may be either senior debt securities or subordinated debt securities; and

     - warrants to purchase shares of common stock, preferred stock or debt securities.

The amounts, prices, and terms of the common stock, preferred stock, common stock purchase rights, debt securities, and warrants to be offered (collectively, the "Offered Securities") will be determined by the company at the time of an offering and the terms of any offering will be described in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest.

The specific terms of the Offered Securities will be stated in a prospectus supplement and will include, where applicable: (i) in the case of common stock, any offering price; (ii) in the case of preferred stock, the specific title and stated value, any distribution, any return of capital, liquidation, redemption, conversion, voting and other rights and any initial offering price; (iii) in the case of common stock purchase rights, the duration, offering price, exercise price and any reallocation of common stock purchase rights not initially subscribed; (iv) in the case of debt securities, the title, total principal amount, denominations, maturity, rate (which may be fixed or variable) or method of calculation thereof, time of payment of any interest, any terms for redemption at the option of the holder or the company, any terms for sinking fund payments, rank, any conversion or exchange rights, any listing on a securities exchange, the initial offering price and any other terms in connection with the offering and sale of any debt securities; and (v) in the case of warrants, the duration, offering price, exercise price and detachability.

The common stock of the company is listed on the New York Stock Exchange under the symbol "PZN". The shares of common stock sold pursuant to any supplement to this prospectus will be listed on the New York Stock Exchange, subject to official notice of issuance. On January 8, 1999, the last reported sales price of the company's common stock on the New York Stock Exchange was $22.31 per share.

INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR INFORMATION THAT YOU SHOULD CONSIDER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 1999

The information in this prospectus is not complete and may be changed. The securities described in this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................     i
Incorporation of Certain Documents by Reference.............     i
  The Company...............................................     i
  Corrections Corporation of America........................    ii
  CCA Prison Realty Trust...................................    ii
Cautionary Statement Concerning Forward-Looking
  Information...............................................   iii
The Company.................................................     1
Selected Unaudited Pro Forma Combined Financial
  Information...............................................     2
  Company Selected Pro Forma Combined Financial
    Information.............................................     3
CCA Selected Historical Consolidated Financial
  Information...............................................     4
Prison Realty Selected Historical Consolidated Financial
  Information...............................................     5
Risk Factors................................................     7
  The Company is Dependent on Operating Company, as Primary
    Lessee of the Company's Facilities, for its Revenues and
    Ability to Make Distributions to Its Stockholders.......     7
  Existing Conflicts of Interest May Have an Effect on the
    Company.................................................     7
  The Company is Dependent on Outside Financing to Support
    its Growth; Dilutive Effect of Such Financing...........     9
  Ownership of Shares of the Capital Stock of the Company
    Involves Risks Inherent in the Corrections and Detention
    Industry................................................    10
    General.................................................    10
    Short-Term Nature of Government Contracts...............    10
    Dependence on Government Appropriations.................    11
    Dependence on Government Agencies for Inmates...........    11
    Dependence on Ability to Develop New Prisons and
      Contracts; Opposition of Organized Labor..............    11
    Options to Purchase.....................................    11
    Legal Proceedings.......................................    11
  Ownership of Shares of the Capital Stock of the Company
    Involves Tax Related Risks..............................    12
    Dependence on Qualification as a REIT...................    12
    Adverse Effects of REIT Minimum Distribution
      Requirements..........................................    12
    Requirement to Distribute Accumulated Earnings and
      Profits...............................................    13
    Tax Legislation.........................................    13
  Ownership of Shares of the Capital Stock of the Company
    Involves Risks Inherent in the Investment in Real Estate
    Properties..............................................    13
    General.................................................    13
    Environmental Matters...................................    14
    Uninsured Loss..........................................    14
  The Company is Dependent on Certain Individuals for Its
    Management..............................................    15
  The Company Lacks Control Over Day-to-Day Operations and
    Management of Its Facilities............................    15
  The Company Imposes Limits on the Ownership of its Capital
    Stock to Maintain Qualification as a REIT...............    15
  Certain Provisions of the Company's Governing Documents
    May Limit Changes in Control of the Company.............    16
  Year 2000 Compliance Issues May Have an Effect on the
    Company.................................................    17
  A Fluctuation in Market Interest Rates May Affect the
    Price of the Company's Capital Stock....................    18
  Certain Agreements Relating to the Operating Company
    Credit Facility May Limit Operating Company's Ability to
    Satisfy Obligations to the Company......................    18
  Factors to be Considered by ERISA Plan Fiduciaries........    18
Information About the Company...............................    19
  General...................................................    19
  Relationship with Operating Company.......................    19
  Relationship with Service Company A.......................    27
  Relationship with Service Company B.......................    28
  Relationship Between Operating Company and the Service
    Companies...............................................    28

  Certain Information Incorporated by Reference.............    29
Recent Financings and Related Agreements....................    29
  The Company...............................................    29
  Operating Company.........................................    30
Use of Proceeds.............................................    31
Description of Capital Stock................................    31
  General...................................................    31
  Common Stock..............................................    32
  Preferred Stock...........................................    32
  Restrictions on Ownership of Capital Stock................    35
  Certain Other Provisions of Maryland Law and Charter
    Documents...............................................    37
Description of Common Stock Purchase Rights.................    39
Description of Debt Securities..............................    39
  General...................................................    39
  Payment, Registration, Transfer and Exchange..............    42
Description of Warrants.....................................    42
Plan of Distribution........................................    43
Material Federal Income Tax Consequences....................    44
  Taxation of the Company...................................    45
  Taxation of Stockholders..................................    54
Other Tax Consequences......................................    59
ERISA Considerations........................................    59
Legal Matters...............................................    60
Experts.....................................................    60
Index to Financial Statements...............................   F-1

                      WHERE YOU CAN FIND MORE INFORMATION

Prison Realty Corporation (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), that registers the Offered Securities. This Prospectus is part of that Registration Statement and does not contain all of the information set forth in the Registration Statement and its exhibits. You may obtain further information with respect to the Company and the Offered Securities by reviewing the Registration Statement and the attached exhibits, which you may read and copy at the following locations of the Commission:

  Public Reference Room      New York Regional Office    Chicago Regional Office
     Judiciary Plaza         Seven World Trade Center        Citicorp Center
  450 Fifth Street, N.W.            13th Floor           500 West Madison Street
        Room 1024            New York, New York 10048           Suite 1400
  Washington, D.C. 20549                                    Chicago, Illinois
                                                                60661-2511

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov. In addition, the Company's common stock and the Company's 8% Series A Cumulative Preferred Stock are listed on the New York Stock Exchange ("NYSE") and similar information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The Company furnishes its stockholders with annual reports containing audited financial statements with a report thereon by its independent public accountants, Arthur Andersen LLP.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows the Company to "incorporate by reference" certain information into this Prospectus. This means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by other information that is set forth directly in this document.

The following documents that the Company, Corrections Corporation of America, and CCA Prison Realty Trust have previously filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference into the Prospectus:

                                  THE COMPANY

(1) The Company's Prospectus filed with the Commission on October 30, 1998 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended, as supplemented on November 20, 1998, included in its Registration Statement on

Form S-4, filed with the Commission on September 30, 1998, as subsequently amended (File no. 333-65017).

(2) The Company's Current Report on Form 8-K, filed with the Commission on January 6, 1999 (File no. 25245).

                       CORRECTIONS CORPORATION OF AMERICA

(1) Corrections Corporation of America's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, as filed on March 30, 1998 and amended on September 16, 1998 and September 25, 1998.

(2) Corrections Corporation of America's Quarterly Reports on Form 10-Q/A for the period ended March 31, 1998, as filed on May 15, 1998 and amended on June 5, 1998 and September 28, 1998; for the period ended June 30, 1998, as filed on August 14, 1998 and amended on September 28, 1998; and Form 10-Q for the period ended September 30, 1998, as filed on November 16, 1998.

                            CCA PRISON REALTY TRUST

(1) CCA Prison Realty Trust's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, as filed on March 18, 1998, and amended on March 30, 1998.

(2) CCA Prison Realty Trust's Quarterly Reports on Form 10-Q for the period ended March 31, 1998, as filed on May 15, 1998; for the period ended June 30, 1998, as filed on August 14, 1998; and for the period ended September 30, 1998, as filed on November 17, 1998.

All other documents and reports filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the applicable document). Requests should be directed to the following:

                           Prison Realty Corporation
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215
                           Telephone: (615) 263-0200
                             Attn: Vida H. Carroll

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

This Prospectus contains or incorporates by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, the discussions of the Company's expectations concerning its future profitability, its operating and growth strategies, including strategic acquisitions, both pending and potential, and its assumptions regarding certain matters. Also, when any of the words "believes," "expects," "anticipates," "intends," "estimates," "plans," or similar terms or expressions are used in this Prospectus, forward-looking statements are being made. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, without limitation, the factors set forth under the caption "Risk Factors" in this Prospectus, which could cause the future results and shareholder values to differ materially from those expressed in the forward-looking statements. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included or incorporated by reference in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. In addition, the Company does not intend to, and is not obligated to, update these forward-looking statements after it distributes this Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date.

                                  THE COMPANY

The Company is the largest self-administered and self-managed real estate investment trust, or REIT, specializing in the acquisition, development and ownership of correctional and detention facilities. As of January 8, 1999, the Company owned 44 correctional and detention facilities, of which seven new facilities were under construction, in 16 states, the District of Columbia and the United Kingdom with a total design capacity in excess of 40,000 beds. As of January 8, 1999, approximately 30,000 beds were leased under 37 operating leases. The Company is currently developing 10,000 beds through the construction of the seven new facilities and the expansion of five currently operating facilities. The unaudited depreciated book value of the Company's properties at January 1, 1999, including those under construction or expansion, was in excess of $2.0 billion, and the appraised value of such properties was approximately $3.0 billion.

The Company is the successor to each of Corrections Corporation of America, a Tennessee corporation ("CCA"), and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"). CCA merged with and into the Company on December 31, 1998, and Prison Realty merged with and into the Company on January 1, 1999, all pursuant to an Amended and Restated Agreement and Plan of Merger by and among CCA, Prison Realty and the Company, dated as of September 29, 1998 (the "Merger Agreement") (the mergers of CCA and Prison Realty with and into the Company are collectively referred to herein as the "Merger").

The Company's principal business strategy is to design, build, finance and/or acquire and develop correctional and detention facilities from and for both government entities and private prison operators, to expand the design capacity of its existing facilities and to lease these facilities under long-term "triple net" leases to government entities and qualified third-party operators. The Company intends to be taxed as a REIT under the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). In accordance with the requirements of the Code relating to REITs, substantially all of the Company's income will be derived from rent payments from leases of the Company's correctional and detention facilities. As of January 8, 1999, Correctional Management Services Corporation, a privately held Tennessee corporation formed in connection with the Merger ("Operating Company"), leased 29 of the Company's 44 facilities. The Company also leases three of its facilities to private operators other than Operating Company and leases six of its facilities to government entities. It is currently anticipated that Operating Company will additionally lease six of the facilities currently under construction by the Company. Operating Company has contracts to manage and operate 40 correctional and detention facilities, 34 of which are currently being managed and operated by Operating Company, pursuant to management contracts acquired by Operating Company from CCA. The Company owns approximately 9.5% of the outstanding capital stock, representing 9.5% of the economic value, of Operating Company. In addition, the Company owns all of the non-voting common stock of each of two companies formed in connection with the Merger, Prison Management Services, Inc., a privately held Tennessee corporation ("Service Company A"), and Juvenile and Jail Facility Management Services, Inc., a privately held Tennessee corporation ("Service Company B") (Service Company A and Service Company B are each referred to herein individually as a "Service Company," and collectively as the "Service Companies"), which obligates each Service Company to distribute 95% of its net income, determined in accordance with generally accepted accounting principles ("GAAP"), to the Company. Service Company A has contracts to manage and operate 11 government-owned adult prison facilities pursuant to management contracts acquired by Service Company A from CCA. Service Company B has contracts to manage and operate 19 government-owned jail or juvenile detention facilities pursuant to management contracts acquired by Service Company B from CCA. The Company's relationships with Operating Company and each of the Service Companies are more fully described below under "Information About the Company".

The Company was incorporated as a Maryland corporation in September 1998. The Company's principal executive offices are located at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee, and its telephone number is (615) 263-0200.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

On December 31, 1998, CCA merged with and into the Company, with the Company as the surviving entity, and on January 1, 1999, Prison Realty merged with and into the Company, with the Company as the surviving entity. Additionally, on April 17, 1998, Prison Realty acquired all of the issued and outstanding capital stock and derivative securities of U.S. Corrections Corporation for a cash payment to U.S. Corrections Corporation's shareholders of $157.0 million plus the assumption of certain liabilities.

The Merger will be accounted for as a common control transfer from CCA to the Company at historical cost and the purchase of Prison Realty by the Company. As such, CCA will be treated as the acquiring company and Prison Realty will be treated as the acquired company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (1) Prison Realty's assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (2) CCA's assets and liabilities be carried forward at historical cost; (3) CCA's historical financial statements be presented as the continuing accounting entity's; and (4) the equity section of the balance sheet and earnings per share be retroactively restated to reflect the effect of the exchange ratio established in the Merger Agreement. The Unaudited Pro Forma Combined Financial Statements included elsewhere herein have been adjusted to reflect the above provisions.

The purchase method of accounting prescribes that the assets and liabilities owned by Prison Realty be adjusted to estimated fair market value. The fair market value of the assets and liabilities of Prison Realty has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management of the Company does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Prison Realty will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following selected unaudited pro forma combined financial information may differ from the amounts ultimately determined.

The following selected unaudited pro forma combined financial information is derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Registration Statement. The following financial data represents the unaudited pro forma financial results for the Company as of and for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively. The pro forma operating data is presented as if the Merger had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statement of Operations included elsewhere herein. The pro forma balance sheet data is presented as if the Merger had occurred on September 30, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet included elsewhere herein. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Merger, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                           PERIOD FROM        NINE MONTH
                                                        JANUARY 1, 1997 TO   PERIOD ENDED
                                                           DECEMBER 31,      SEPTEMBER 30,
                                                               1997              1998
                                                        ------------------   -------------
OPERATING DATA:
Revenues:
  Rental..............................................       $ 82,028          $104,059
Expenses:
  Depreciation and amortization.......................         24,867            27,381
  General and administrative..........................          2,981             3,225
                                                             --------          --------
                                                               27,848            30,606
                                                             --------          --------
Operating income......................................         54,180            73,453
Equity in earnings of subsidiaries....................         13,252            22,542
Licensing fees........................................          2,051             2,601
Interest income.......................................         14,119             2,292
                                                             --------          --------
Net income............................................         83,602           100,888
Dividends to Preferred Stockholders...................             --             5,719
                                                             --------          --------
Net Income available for shares of Common Stock.......       $ 83,602          $ 95,169
                                                             ========          ========
Net income available per share of Common Stock:
  Basic...............................................       $   0.94          $   1.04
                                                             ========          ========
  Diluted.............................................       $   0.83          $   0.95
                                                             ========          ========
Weighted average number of shares outstanding,
  basic...............................................         89,144            91,510
                                                             ========          ========
Weighted average number of shares outstanding,
  diluted.............................................        100,966           100,441
                                                             ========          ========

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
BALANCE SHEET DATA:
Real estate, net of accumulated depreciation................   $1,649,072
Total assets................................................    2,052,339
Line of credit and current portion of long-term debt........      237,908
Long-term debt, net of current portion......................      292,832
Total liabilities, excluding deferred gain..................      957,436
Total stockholders' equity..................................      949,863

           CCA SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table sets forth certain selected consolidated historical financial information concerning CCA and its subsidiaries for the nine months ended September 30, 1998 and 1997 and for each of the five years ended December 31, 1997. The selected historical financial information as of and for the nine months ended September 30, 1998 and 1997 has been derived from CCA's unaudited condensed consolidated financial statements included in CCA's Quarterly Report on Form 10-Q which is incorporated by reference in this Registration Statement. The selected historical financial information for each of the five years ended December 31, 1997 has been derived from CCA's audited consolidated financial statements included in CCA's Annual Report on Form 10-K/A which is incorporated by reference in this Registration Statement. All information contained in the following table should be read in conjunction with the consolidated financial statements and related notes of CCA referred to above. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                                                                      NINE MONTH
                                                                                     PERIOD ENDED
                                         YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                           ----------------------------------------------------   -------------------
                             1993       1994       1995       1996       1997       1997       1998
                           --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS:
Revenues.................  $132,534   $152,375   $207,241   $292,513   $462,249   $325,931   $484,505
                           --------   --------   --------   --------   --------   --------   --------
Expenses:
  Operating..............   107,837    123,273    153,692    211,208    330,470    234,034    339,136
  Lease..................       742        741      5,904      2,786     18,684      9,123     40,638
  General and
    administrative.......     7,332      8,939     13,506     12,607     16,025     11,558     16,183
  Depreciation and
    amortization.........     5,759      5,753      6,524     11,339     14,093     10,941     11,673
                           --------   --------   --------   --------   --------   --------   --------
                            121,670    138,706    179,626    237,940    379,272    265,656    407,630
                           --------   --------   --------   --------   --------   --------   --------
Operating income.........    10,864     13,669     27,615     54,573     82,977     60,275     76,875
Interest expense
  (income), net..........     4,424      3,439      3,952      4,224     (4,119)      (273)    (5,323)
                           --------   --------   --------   --------   --------   --------   --------
Income before income
  taxes..................     6,440     10,230     23,663     50,349     87,096     60,548     82,198
Provision for income
  taxes..................       832      2,312      9,330     19,469     33,141     23,276     21,565
                           --------   --------   --------   --------   --------   --------   --------
Net income...............     5,608      7,918     14,333     30,880     53,955     37,272     60,633
Preferred stock
  dividends..............       425        204         --         --         --         --         --
                           --------   --------   --------   --------   --------   --------   --------
Net income allocable to
  common stockholders....  $  5,183   $  7,714   $ 14,333   $ 30,880   $ 53,955   $ 37,272   $ 60,633
                           ========   ========   ========   ========   ========   ========   ========
Net income per share:
  Basic..................  $    .10   $    .14   $    .23   $    .43   $    .70   $    .49   $    .76
  Diluted................  $    .10   $    .12   $    .18   $    .36   $    .61   $    .42   $    .68
Weighted average shares
  outstanding:
  Basic..................    50,185     54,500     62,257     71,763     77,221     76,525     79,924
  Diluted................    52,155     62,384     81,595     87,040     90,239     89,897     89,728

BALANCE SHEET (END OF PERIOD):
  Total assets...........  $109,285   $141,792   $213,478   $468,888   $697,940   $618,710   $944,927
  Long-term debt, less
    current portion......    50,558     47,984     74,865    117,535    127,075     77,887    292,832
  Total liabilities
    excluding deferred
    gain.................    75,103     80,035    116,774    187,136    214,112    157,636    404,309
  Stockholders' equity...    34,182     61,757     96,704    281,752    348,076    329,261    413,273

      PRISON REALTY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table sets forth certain selected consolidated historical financial information concerning Prison Realty and its subsidiaries for the nine months ended September 30, 1998 and for the period from July 18, 1997 to December 31, 1997. The selected historical financial information as of and for the nine months ended September 30, 1998 has been derived from Prison Realty's unaudited condensed consolidated financial statements included in Prison Realty's Quarterly Report on Form 10-Q, which is incorporated by reference in this Registration Statement. The selected historical financial information as of and for the period ended December 31, 1997 has been derived from Prison Realty's audited consolidated financial statements included in Prison Realty's Annual Report on Form 10-K/A, which is incorporated by reference in this Registration Statement. All information contained in the following table should be read in conjunction with the consolidated financial statements and related notes of Prison Realty referred to above. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                                                   PERIOD FROM           NINE MONTH
                                                JULY 18, 1997 TO        PERIOD ENDED
                                                DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                -----------------    ------------------
OPERATING DATA:
Revenues:
  Rental......................................      $ 19,980              $ 48,727
  Interest....................................           600                   660
                                                    --------              --------
                                                      20,580                49,387
                                                    --------              --------
Expenses:
  Depreciation................................         5,088                13,183
  Interest....................................           184                 5,750
  General and administrative..................           981                 1,725
                                                    --------              --------
                                                       6,253                20,658
                                                    --------              --------
Net income....................................        14,327                28,729
Dividends to Preferred Shareholders...........            --                 5,719
                                                    --------              --------
Net income available for Common Shares........      $ 14,327              $ 23,010
                                                    ========              ========
Net income available per Common Share:
  Basic.......................................      $   0.66              $   1.07
                                                    ========              ========
  Diluted.....................................      $   0.65              $   1.05
                                                    ========              ========
Weighted average number of shares outstanding,
  basic.......................................        21,576                21,577
                                                    ========              ========
Weighted average number of shares outstanding,
  diluted.....................................        22,007                21,929
                                                    ========              ========

                                                      AS OF                AS OF
                                                DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                -----------------    ------------------
BALANCE SHEET DATA:
  Net real estate properties..................      $453,272              $763,260
  Total assets................................       454,438               775,762
  Line of credit..............................        32,000               237,800
  Total shareholders' equity..................       412,749               510,263

                                                       PERIOD FROM
                                                      JULY 18, 1997     NINE MONTH
                                                           TO          PERIOD ENDED
                                                      DECEMBER 31,     SEPTEMBER 30,
                                                          1997             1998
                                                      -------------    -------------
OTHER DATA:
  Funds from Operations(1)..........................    $  19,415        $  36,193
  Net cash provided by operating activities.........       19,835           45,664
  Net cash used in investing activities.............     (455,360)        (323,171)
  Net cash provided by financing activities.........      436,281          277,771
  Distributions on Common Shares....................       16,635           28,698
  Distributions per Common Share....................         0.77             1.33
  Ratio of Earnings to Fixed Charges(2).............         78.9              5.0

-------------------------

(1) Prison Realty management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of Prison Realty to incur and service debt and make capital expenditures. Funds from Operations should be examined in conjunction with net income as presented.

                                                        PERIOD FROM
                                                          JULY 18,       NINE MONTH
                                                          1997 TO       PERIOD ENDED
                                                        DECEMBER 31,    SEPTEMBER 30,
                                                            1997            1998
                                                        ------------    -------------
       Calculation of Funds from Operations:
         Net income...................................   $  14,327        $  23,010
         Plus: Real estate depreciation...............       5,088           13,183
                                                         ---------        ---------
         Funds from Operations........................   $  19,415        $  36,193
                                                         =========        =========

    Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of Prison Realty's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of Prison Realty's liquidity, nor is it indicative of funds available to fund Prison Realty's cash needs, including its ability to make distributions. Funds from Operations as presented herein may not be comparable to other similarly titled measures of other REITs.

(2) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Fixed charges consist of interest expense and amortization of loan origination fees. Earnings consist of net income (loss) before income taxes and extraordinary items, plus fixed charges.

                                  RISK FACTORS

An investment in the Offered Securities involves various risks. Prospective investors should carefully consider the following risk factors in conjunction with the other information contained or incorporated by reference in this Registration Statement in evaluating an investment in the Offered Securities.

THE COMPANY IS DEPENDENT ON OPERATING COMPANY, AS PRIMARY LESSEE OF THE COMPANY'S FACILITIES, FOR ITS REVENUES AND ABILITY TO MAKE DISTRIBUTIONS TO ITS STOCKHOLDERS

Operating Company is the lessee of a substantial majority of the Company's facilities. Therefore, the Company is dependent for its revenues upon Operating Company's ability to make the lease payments required under the leases for such facilities. Operating Company's obligation to make lease payments is not secured by any of the assets of Operating Company, although the obligations under the leases are cross-defaulted so that the Company could terminate all the leases if Operating Company fails to make required lease payments. If this were to happen, however, the Company would be required to find other suitable lessees or risk losing its ability to elect or maintain REIT status, as applicable. The Company believes that Operating Company has sufficient assets and income to enable it to satisfy its obligations under such lease agreements at this time; however, there can be no assurance that Operating Company will have such assets or income in the future. Moreover, while the Company has leases with tenants other than Operating Company, there can be no assurance that the Company will be successful in obtaining lease agreements with lessees other than Operating Company to an extent such that the Company is not dependent on Operating Company as the primary source of its revenues. Moreover, there can be no assurance that Operating Company or the Company's other lessees will elect to renew leases upon the expiration of their current terms, which would also require the Company to find suitable replacement lessees. In either circumstance, due to the unique nature of corrections and detention facilities, the Company may be unable to locate suitable lessees or to attract such lessees, and may, therefore, be required to reduce the amounts to be received by the Company under its lease agreements, which would have the effect of reducing the Company's amounts available for distribution to the Company's stockholders. See "-- Certain Agreements Relating to the Operating Company Credit Facility May Limit Operating Company's Ability to Satisfy Obligations to the Company."

EXISTING CONFLICTS OF INTEREST MAY HAVE AN EFFECT ON THE COMPANY

Several conflicts of interest currently exist on the part of the Company, its directors, officers and stockholders. The following description sets forth the principal conflicts of interest, including the relationships through which they arise, and the policies and procedures implemented by the Company to address those conflicts.

Some directors, officers and stockholders of the Company may have conflicts of interest in connection with the operations of the Company, Operating Company and the Service Companies. Doctor R. Crants serves as Chief Executive Officer of both the Company and Operating Company and has received an employment agreement from both companies. Doctor R. Crants is the Chairman of the Board of Directors of the Company (the "Company Board") and a member of the Boards of Directors of Operating Company and each of the Service Companies. D. Robert Crants, III, the son of Doctor R. Crants, serves as President of the Company and as a member of the Company Board and has received an employment agreement from the Company. D. Robert Crants, III and Michael W. Devlin, Chief Operating Officer of the Company, as well as certain other officers of the Company and officers of Operating Company, also own, directly or indirectly, shares in the Company and Operating Company. J. Michael Quinlan, Vice-Chairman of the Company Board, and Michael W. Devlin have also received employment agreements from the Company.

In addition, D. Robert Crants, III and Michael W. Devlin are principals of DC Investment Partners, LLC, a limited liability company which manages investment limited partnerships. DC Investment Partners, LLC, together with an entity controlled by R. Clayton McWhorter, a member of the Board of Directors of Operating Company, serves as the general partner for a private investment limited partnership. DC Investment Partners, LLC is owned by D. Robert Crants, III, Michael W. Devlin, Stephens Group, Inc., an affiliate of Stephens Inc., which served as financial advisor to CCA in connection with the Merger, and Lucius E. Burch, III, who is Chairman of the Board of Directors of Operating Company. Doctor R. Crants and other directors of the Company, Operating Company or one of the Service Companies are investors in one or more of the private investment limited partnerships managed by DC Investment Partners, LLC. Samuel
W. Bartholomew, Jr., a director of Service Company B, is a principal in the law firm of Stokes & Bartholomew, P.A., counsel to the Company. Rusty L. Moore, a director of the Company, is the spouse of a shareholder of Stokes & Bartholomew, P.A. Stokes & Bartholomew, P.A. also provides certain legal services to Operating Company and the Service Companies. C. Ray Bell, a director of the Company, is the principal of a construction company which has built correctional and detention facilities for and on behalf of CCA and may, in the future, build correctional and detention facilities for or on behalf of the Company and Operating Company.

Some directors, officers and shareholders of the Company also have employment and ownership interests in Operating Company which may create a conflict of interest. Approximately 8% of the capital stock of Operating Company is owned by management employees of the Company, with each of J. Michael Quinlan, D. Robert Crants, III and Michael W. Devlin owning approximately 2% of the capital stock of Operating Company. Sodexho Alliance S.A. ("Sodexho") and a mutual fund sponsored by Baron Capital Group, Inc. (the "Baron Mutual Fund"), each of which is a significant shareholder of the Company, each own approximately 16% of the outstanding capital stock of Operating Company and have each designated a representative to serve on the Board of Directors of Operating Company. Sodexho has also designated a representative to serve on the Company Board. See "Information About the Company -- Relationship with Operating
Company -- Ownership of Operating Company" and "Recent Financings and Related Agreements -- The Company."

In addition, the significant contractual and other ongoing relationships between the Company, Operating Company and the Service Companies may present conflicts of interest. See "Information About the Company -- Relationship with Operating Company," "-- Relationship with Service Company A" and "-- Relationship with Service Company B."

Although the financial terms of the Operating Company Leases (as hereinafter defined), the Trade Name Use Agreement (as hereinafter defined), the Operating Company Note (as hereinafter defined), the Services Agreement (as hereinafter defined), the Tenant Incentive Agreement (as hereinafter defined) and other agreements entered into between the Company and Operating Company in connection with the Merger were determined in a manner to accurately reflect fair value, there were no arm's-length negotiations between the Company and Operating Company regarding these financial terms. In addition, because of the ongoing relationship between the Company and Operating Company, the companies may be in situations where they have differing interests. Accordingly, the potential exists for disagreements regarding compliance with the Operating Company Leases. The possible need by the Company, from time to time, to finance, refinance or effect a sale of any of the properties managed by Operating Company may result in a need to modify the Operating Company Lease with respect to such property. Any such modification will require the consent of Operating Company, and the lack of consent from Operating Company could adversely affect the Company's ability to complete such financings or sale. Because of the relationships described above, there exists the risk that the Company will not achieve the same results in its dealings with Operating Company that it might achieve if such relationships did not exist.

These conflicts impose a risk that these persons will favor their own interests over the interests of the Company in connection with the operations of the Company and Operating Company and their ongoing relationship. The Company has adopted policies and procedures to address these conflicts of interest, including requiring Doctor R. Crants to abstain from making management decisions in his capacity as an officer of the Company and Operating Company with regard to matters that present a conflict of interest between the companies, and to abstain from voting as a director of either company with respect to matters that present a conflict of interest between the companies. An independent committee consisting of the Company's directors who are not employees of the Company or affiliated with Operating Company (the "Independent Committee") has the sole authority to approve actions of the Company Board concerning agreements or transactions with Operating Company. The current members of the Independent Committee are Richard W. Cardin, Monroe J. Carell, Jr., John W. Eakin, Jr., Ted Feldman, Jackson W. Moore and Joseph V. Russell.

THE COMPANY IS DEPENDENT ON OUTSIDE FINANCING TO SUPPORT ITS GROWTH; DILUTIVE EFFECT OF SUCH FINANCING

The Company has a $650.0 million credit facility consisting of a $400.0 million revolving credit facility (the "Revolving Facility") and a $250.0 million term loan facility (the "Term Loan Facility") (collectively, the "Company Credit Facility"). The Company has approximately $340.0 million currently outstanding under the Revolving Facility and $250.0 million currently outstanding under the Term Loan Facility. The Company Credit Facility bears interest at a floating rate calculated from the current London Interbank Offer Rate ("LIBOR") rate or a base rate, as may be elected by the Company. See "Recent Financings and Related Agreements -- The Company." Subsequently, the incurrence of the additional indebtedness and the potential issuance of additional debt securities, may result in increased interest expense for the Company and increase the Company's exposure to the risks associated with debt financing. The Company Credit Facility contains various restrictive covenants, including, among others, provisions generally restricting the Company from incurring certain additional indebtedness, engaging in transactions with stockholders and affiliates, incurring certain liens, liquidating or disposing of all or substantially all of its assets or declaring or paying dividends, or having its subsidiaries do the same, except under certain specified circumstances. Moreover, these agreements require the Company to maintain certain specified financial ratios and to maintain a minimum net worth. These provisions may restrict the Company's ability to obtain additional debt capital or limit its ability to engage in certain transactions. Moreover, any breach of these limitations could result in the acceleration of most of the Company's outstanding indebtedness. The Company may not be able to refinance or repay this indebtedness in full under such circumstances.

The Company's growth strategy includes acquiring, developing and expanding correctional and detention facilities as well as other properties. The Company expects that it generally will not be able to fund its growth with cash from its operating activities because the Company will be required to distribute to its stockholders at least 95% of its taxable income each year to qualify as a REIT. Consequently, the Company will be required to rely primarily upon the availability of debt or equity capital to fund acquisitions and improvements. There can be no assurance that the Company will continue to have access to the capital or debt markets to fund future growth at an acceptable cost. In addition, the Company Board has adopted a policy of limiting indebtedness to not more than 50% of the Company's total capitalization, which could also limit the Company's ability to incur additional indebtedness to fund its continued growth. See "Information About the Company."

To assist in the financing of its growth, the Company is filing this Registration Statement with the Commission to register up to $1.5 billion in value of: (i) shares of its common stock, $0.01 par value per share (the "Common Stock"); (ii) shares of its preferred stock, $0.01 par value per share (the "Preferred Stock"); (iii) rights to purchase shares of its Common Stock (the "Common Stock Purchase Rights"); (iv) one or more series of debt securities (the "Debt Securities"), which may be either senior debt securities or subordinated debt securities; and (v) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (the "Warrants"). The sale and issuance of any shares of the Company's Common Stock under this Registration Statement or the issuance of any shares of the Company's Common Stock upon the conversion of any securities sold under this Registration Statement will have the effect of diluting the ownership interest of the stockholders of the Company.

OWNERSHIP OF SHARES OF THE CAPITAL STOCK OF THE COMPANY INVOLVES RISKS INHERENT IN THE CORRECTIONS AND DETENTION INDUSTRY

GENERAL. The Company owns correctional and detention facilities as well as interests in Operating Company and the Service Companies, companies whose sole business is the operation and management of these types of facilities. Under the rules applicable to REITs, the Company cannot operate the facilities it owns, thus its revenues and therefore its ability to make distributions are dependent on the ability of its tenants to make rental payments and upon the ability of Operating Company and each of Service Company A and Service Company B to make payments to the Company, including dividends, and with respect to Operating Company, payments under the Operating Company Note and the Trade Name Use Agreement. Accordingly, the Company is subject to the following, which are the primary operating risks generally inherent in the corrections and detention industry.

SHORT-TERM NATURE OF GOVERNMENT CONTRACTS. Private prison managers typically enter into facility management contracts with government entities for terms of up to five years, with one or more renewal options that may be exercised only by the contracting government agency. No assurance can be given that any agency will exercise a renewal option in the future. The contracting agency typically may also terminate a facility contract at any time without cause by giving the private prison manager written notice. There also exists the risk that a facility owned by the Company may not be the subject of a contract between a private manager and a government entity while it is leased to a private prison manager because the Company's leases with its lessees generally extend for periods substantially longer than the contracts with government entities. Accordingly, if a private prison manager's contract with a government entity to operate a Company facility is terminated, or otherwise not renewed, such event may adversely affect the ability of the contracting private prison manager to make the required rental payments to the Company. There also exists the risk that any of Operating Company or the Service Companies may not be able to maintain certain of their respective management contracts, which may adversely affect such entity's ability to make payments to the Company or adversely affect the amount of such payments.

DEPENDENCE ON GOVERNMENT APPROPRIATIONS. A private prison manager's cash flow is subject to the receipt of sufficient funding of and timely payment by contracting government entities. If the appropriate government agency does not receive sufficient appropriations to cover its contractual obligations, a contract may be terminated or the management fee may be deferred or reduced. Any delays in payment could have an adverse effect on the private prison manager's cash flow and therefore its ability to make payments to the Company, whether in the form of lease payments or dividend or other payments. Further, a primary part of the Company's business strategy is to acquire facilities from government entities and to lease those facilities to the government entity or to finance the facility for the government entity. The ability of the government entity to make payments under such leases or in connection with such financing may be dependent upon annual appropriations.

DEPENDENCE ON GOVERNMENT AGENCIES FOR INMATES. Private prison managers are dependent on government agencies to supply their facilities with a sufficient number of inmates to meet the facility's design capacity. A government's failure to do so may have a material adverse effect on a private prison manager's financial condition and results of operations and therefore its ability to make payments of any kind to the Company.

DEPENDENCE ON ABILITY TO DEVELOP NEW PRISONS AND CONTRACTS; OPPOSITION OF ORGANIZED LABOR. The success of a private prison manager in obtaining new awards and contracts may depend, in part, upon its ability to locate land that can be leased or acquired under favorable terms. Otherwise desirable locations may be in or near populated areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. Moreover, the private corrections industry is subject to public scrutiny. Negative publicity about an escape, riot or other disturbance at a privately managed facility may result in publicity adverse to the Company, Operating Company or the Service Companies and the private corrections industry in general. In addition, organized labor unions in many states, including organized labor unions consisting of state correctional and detention facility employees, has increasingly opposed the awarding of contracts to private prison managers. Any of these occurrences or continued trends may make it more difficult for a private prison manager to renew or maintain existing contracts or to obtain new contracts or sites on which to operate new facilities or for the Company to develop or purchase facilities and lease them to government or private entities, all of which could have a material adverse effect on the Company's business.

OPTIONS TO PURCHASE. Eleven of the facilities currently owned or under development by the Company are or will be subject to an option to purchase by certain government agencies. If any of these options are exercised, there exists the risk that the Company will not recoup its full investment from the applicable facility or that it will be otherwise unable to invest the proceeds from the sale of the facility in one or more properties that yield as much revenue as the property acquired by the government entity.

LEGAL PROCEEDINGS. The Company's ownership of correctional and detention facilities and its ownership interest in companies which operate and manage such facilities could expose it to potential third party claims or litigation by prisoners or other persons relating to personal injury or other damages resulting from contact with a facility, its managers, personnel or other prisoners, including damages arising from a prisoner's escape from, or a disturbance or riot at, a facility owned by the Company. In addition, as an owner of real property, the Company may be subject to certain proceedings relating to personal injuries of persons at such facilities. The Company may be held responsible under state laws for claims based on personal injury or property damage despite contractual provisions in its leases with private prison managers providing for indemnity against such claims. See "Information About the Company -- Relationship with Operating Company -- Operating Company Leases." Moreover, such legal proceedings could have a material adverse effect on Operating Company and the Service Companies, which could adversely affect their ability to make lease payments or the other required payments to the Company or the amounts of such payments.

OWNERSHIP OF SHARES OF THE CAPITAL STOCK OF THE COMPANY INVOLVES TAX RELATED
RISKS

DEPENDENCE ON QUALIFICATION AS A REIT. The Company operates so as to qualify as a REIT for federal income tax purposes. However, no assurance can be made that the Company will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations. Application of these provisions to the Company is even more difficult because of certain aspects of the Company's organizational structure, including its ownership of non-voting common stock of Operating Company, its ownership interest in, and receipt of dividends from, the Service Companies, its receipt of license fees relating to use of the name "Corrections Corporation of America" and any derivatives thereof and its distribution of earnings and profits accumulated by CCA prior to the Merger. See "Information About the Company." Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within the Company's control. See "Material Federal Income Tax Consequences -- Taxation of the Company."

If the Company fails to qualify as a REIT, it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would reduce the net earnings of the Company available for distribution to stockholders because of the additional tax liability to the Company for the year or years involved. To the extent that distributions to stockholders would have been made in reliance upon the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under the Company's current, and potentially its future, debt obligations.

ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, the Company is generally required each year to distribute to its stockholders at least 95% of its taxable income, excluding any net capital gain. In addition, if the Company disposes of assets acquired from CCA in the Merger during the ten-year period following the effective date of its election of REIT status, the Company will be required to distribute at least 95% of the amount of any "built-in gain" attributable to such assets that the Company recognizes in the disposition, less the amount of any tax paid with respect to such recognized built-in gain. For a further discussion of this requirement, see "Material

Federal Income Tax Consequences -- Taxation of the Company -- Annual Distribution Requirements." As a REIT, the Company generally is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of: (i) 85% of its ordinary income for that year; (ii) 95% of its capital gain net income for that year; and (iii) 100% of its undistributed income from prior years. Therefore, unless the Company's income increases each year, it will be required eventually to distribute all of its income to avoid paying the excise tax.

The Company intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution could require the Company to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. If the Company must so borrow short-term funds it will be further subject to the risks discussed above with respect to leverage. See "-- The Company is Dependent on Outside Financing to Support its Growth; Dilutive Effect of Such Financing."

Distributions by the Company are determined by the Company Board and depend on a number of factors, including the amount of cash available for distribution, the financial condition of the Company, any decision by the Company Board to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Company Board deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains, return of capital or a combination thereof.

REQUIREMENT TO DISTRIBUTE ACCUMULATED EARNINGS AND PROFITS. To qualify as a REIT, the Company is required to distribute the accumulated earnings and profits of CCA to which it succeeded pursuant to the Merger, as determined for federal income tax purposes (the "Earnings and Profits Distribution"). The Earnings and Profits Distribution will be taken into account by the Company's taxable U.S. stockholders as ordinary income to the extent it is made out of current or accumulated earnings and profits, and, although the law is not entirely clear, may not be eligible for the "dividends received" deduction generally available for corporations. See "Material Federal Income Tax Consequences -- Taxation of the Company -- Non-REIT Earnings and Profits."

TAX LEGISLATION. The REIT industry is subject to regulation by Congress. Legislation affecting REITs could be introduced in Congress at any time. Moreover, legislation, as well as administrative interpretations or court decisions, could also change the tax laws with respect to REIT qualification and the federal income tax consequences of such qualification. The adoption of any such legislation, regulation, administrative interpretation or court decision could have a material adverse effect on the results of operations, financial condition and prospects of the Company.

OWNERSHIP OF SHARES OF THE CAPITAL STOCK OF THE COMPANY INVOLVES RISKS INHERENT IN INVESTMENT IN REAL ESTATE PROPERTIES

GENERAL. Investments in correctional and detention facilities and any additional properties in which the Company may invest in the future are subject to risks typically associated with investments in real estate. Such risks include the possibility that the correctional and detention facilities and any additional investment properties will generate total rental rates lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. Revenue from correctional and detention facilities, and yields from investments in such properties, may be affected by many factors beyond the Company's control, including changes in government regulation, general or local economic conditions, the available local supply of prison beds and a decrease in the need for prison beds.

Equity investments in real estate are relatively illiquid and, therefore, the ability of the Company to vary its portfolio promptly in response to changed conditions will be limited. There are no limitations on the percentage of the Company's assets that may be invested in any one property or venture; however, the Company Board may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which the Company will seek to invest or on the concentration of investments in any one geographic region. See "Information About the Company."

ENVIRONMENTAL MATTERS. Operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect the amount of cash available for distribution by the Company. Phase I environmental assessments have been obtained on substantially all of the facilities currently owned by the Company. The purpose of a Phase I environmental assessment is to identify potential environmental contamination that is made apparent from historical reviews of such facilities, review of certain public records, visual investigations of the sites and surrounding properties, toxic substances and underground storage tanks. The Phase I environmental assessment reports do not reveal any environmental contamination that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity, nor is the Company aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. In addition, environmental conditions on properties owned by the Company may affect the operation or expansion of facilities located on the properties.

UNINSURED LOSS. The leases with Operating Company require Operating Company to maintain insurance with respect to each of the facilities to be owned by the Company and leased to Operating Company. Operating Company currently carries comprehensive liability, fire, flood (for certain facilities) and extended insurance coverage with respect to such properties with policy specifications and insurance limits customarily carried for similar properties. There are, however, certain types of losses, such as losses from earthquakes, which may be either uninsurable or for which it may not be economically feasible to obtain insurance coverage, in light of the substantial costs associated with such insurance. The Company typically obtains new title insurance policies for facilities when they are acquired, and the Company expects to obtain title insurance policies on all facilities acquired by it in the future. Should an uninsured loss occur, the Company could lose both its capital invested in, and anticipated profits from, one or more of the facilities owned by the Company. The Company's management believes its facilities are adequately insured in accordance with industry standards.

THE COMPANY IS DEPENDENT ON CERTAIN INDIVIDUALS FOR ITS MANAGEMENT

Doctor R. Crants serves as the Chief Executive Officer of the Company and as Chairman of the Company Board. J. Michael Quinlan serves as the Vice-Chairman of the Company Board. The loss of the services of either of these individuals could have a material adverse effect on the Company as it would lose the benefit of their extensive knowledge of, and experience in, the corrections industry. The Company has entered into employment agreements with each of Doctor R. Crants and
J. Michael Quinlan. Under applicable Tennessee law, which governs the interpretation and enforcement of the employment agreements with Doctor R. Crants and J. Michael Quinlan, specific performance is not available as a remedy for violation of the agreements. Moreover, the Company may not generally enforce the provisions of the employment agreements, including noncompetition agreements, if the provisions contained therein are deemed unreasonable, provided, however, that courts might enjoin violations of covenants not to compete if the scope of the employment is deemed to require special skills that could not be attained by another employee of average competence.

THE COMPANY LACKS CONTROL OVER DAY-TO-DAY OPERATIONS AND MANAGEMENT OF ITS FACILITIES

To qualify as a REIT for federal income tax purposes, the Company cannot operate, or participate in decisions affecting the operations of, its facilities or those government-owned facilities managed by the Service Companies or Operating Company. Accordingly, the Company's lessees control the operations of its facilities pursuant to long-term "triple-net" leases, most of which have initial terms of 12 years and three renewal terms of five years each, exercisable upon the mutual agreement of the lessee and the Company. See "Information About the Company -- Relationship with Operating
Company -- Operating Company Leases." During the terms of the leases, the Company does not have the authority to require lessees to operate the facilities in a particular manner or to govern any particular aspect of their operation except as set forth in the leases. Thus, even if the Company believes a lessee is operating a facility inefficiently or in a manner adverse to the Company's interests, the Company may not require a lessee to change its method of operation. The Company is limited to seeking redress only if the lessee violates the terms of a lease, in which case the Company's primary remedy is to terminate the lease or, in certain circumstances, all of the leases with that particular lessee, and seek to recover damages from the lessee. If a lease is terminated, the Company is required to find another suitable lessee or risk losing its ability to elect or maintain REIT status, as applicable. Moreover, the Service Companies control the operations of the government-owned facilities managed and operated by them, and Operating Company controls the operations of the facilities managed and operated by it. The Company will not have the authority to require any of them to operate the facilities in a particular manner or to govern any particular aspect of their operation. Accordingly, the Company has no control over the operations which will provide revenues to the Service Companies or Operating Company and thus provide the basis for any dividends or other payments to be made to the Company from the Service Companies or Operating Company.

THE COMPANY IMPOSES LIMITS ON THE OWNERSHIP OF ITS CAPITAL STOCK TO MAINTAIN QUALIFICATION AS A REIT

For the Company to qualify as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Code. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. See "Material Federal Income Tax Consequences -- Taxation of the Company -- Income Tests." Two sets of constructive ownership rules, one to determine whether a REIT is closely held and one to determine whether rent is from a related party tenant, apply in determining whether these requirements are met. For the purpose of preserving the Company's REIT qualification, among other things, the Company's Charter prohibits direct or constructive ownership by any person of more than 9.8% of the shares of the Company's Common Stock or more than 9.8% of the shares of the Company's Preferred Stock, (including the Company's 8% Series A Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock")). This ownership limit is referred to herein as the "Ownership Limit." The constructive ownership rules in the Code are complex and may cause the Company's Common Stock or the Company's Series A Preferred Stock owned, directly or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of the Company's Common Stock or shares of the Company's Series A Preferred Stock or the acquisition of an interest in an entity which owns shares of the Company's Common Stock or shares of the Company's Series A Preferred Stock by an individual or entity could cause that individual or entity or another individual or entity to own constructively in excess of 9.8% of the shares of the Company's Common Stock or shares of the Company's Series A Preferred Stock, and thus subject such shares of the Company's Common Stock or shares of the Company's Series A Preferred Stock to the Ownership Limit. Direct or constructive ownership of shares of the Company's Common Stock or shares of the Company's Series A Preferred Stock in excess of the Ownership Limit would cause the violative transfer or ownership to be void, or cause such shares to be held in trust as Stock-in-Trust (as hereinafter defined) for the benefit of one or more charitable organizations. These provisions may inhibit market activity and the resulting opportunity for stockholders to realize a premium for shares of the Company's Common Stock or shares of the Company's Series A Preferred Stock if a stockholder were attempting to assemble a block of shares in excess of the Ownership Limit. These provisions could also have the effect of making it more difficult for a third party to acquire control of the Company, including certain acquisitions the stockholders may deem to be in their best interests. See "-- Certain Provisions of the Company's Governing Documents May Limit Changes in Control of the Company." Also, there can be no assurance that such provisions will in fact enable the Company to meet relevant REIT ownership requirements. See "Description of Capital Stock -- Restrictions on Ownership of Capital Stock."

CERTAIN PROVISIONS OF THE COMPANY'S GOVERNING DOCUMENTS MAY LIMIT CHANGES IN CONTROL OF THE COMPANY

Certain provisions of the Company's Charter and the Company's Bylaws, including provisions imposing the Ownership Limit, authorizing the issuance of the Company's Preferred Stock and requiring staggered terms for the Company Board, and certain provisions of the Maryland General Corporation Law ("MGCL") regarding business combinations and control share acquisitions could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management and, as a result, could prevent the stockholders of the Company from being paid a premium for their shares of the capital stock of the Company. The Company's Charter authorizes the Company Board to issue shares of the Company's Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof, all without stockholder approval. The authorization of shares of the Company's Preferred Stock may have an anti-takeover effect because it gives the Company Board the power to issue the Company's Preferred Stock at its sole discretion on such terms as it, in its sole discretion, deems proper, which may have a dilutive effect on or otherwise deter any potential acquirer of the Company. The Company's Charter provides for three classes of directors as nearly equal in size as is practicable, exclusive of directors elected by holders of shares of the Company's Series A Preferred Stock only when dividends payable on such shares are in arrears. Each class of directors will hold office until the third annual meeting for selection of directors following the election of such class. The Company's Charter further provides that the stockholders of the Company may, at any time, remove any director, with or without cause, by an affirmative vote of a majority of stockholders entitled to vote in the election of directors. These provisions may have an anti-takeover effect because a third party will be unable to acquire immediate control of the Company Board due to the existence of the classified board and will further be unable to remove directors without majority stockholder approval.

YEAR 2000 COMPLIANCE ISSUES MAY HAVE AN EFFECT ON THE COMPANY

Prior to the Merger, Prison Realty completed an assessment of its information technology hardware and software and informed the Company it believed that both were Year 2000 compliant, although there can be no assurance that coding errors or other defects will not be discovered in the future. The Company intends to continue to test for Year 2000 compliance during the calendar year 1999. Because Operating Company is the lessee of a substantial majority of the Company's facilities, the Company may be vulnerable to Operating Company's failure to remedy its Year 2000 issues. The Company has initiated, and will continue, discussions with the management of Operating Company regarding its Year 2000 issues. Operating Company, which operates and manages facilities previously operated and managed by CCA, became subject to CCA's Year 2000 issues upon completion of the Merger. Prior to the Merger, CCA management advised management of the Company that Year 2000 problems could arise in connection with CCA's information technology hardware and software. CCA management also advised management of the Company prior to the Merger that CCA was undertaking attempts to remediate its Year 2000 problems. Additionally, CCA management advised the management of the Company of the risk that the computer and non-information technology systems of third parties, such as government agencies for which CCA provided services, commercial banks and other lenders, could have Year 2000 problems that are not remedied.

The failure of Operating Company, or of these third parties, to remedy their Year 2000 problems could result in the delayed collection of accounts receivable by Operating Company, by the Company from Operating Company or from government agencies for which Operating Company provides services, as the case may be, and the disruption of capital flows from third party lenders, potentially resulting in liquidity stress. Such liquidity stress could adversely affect Operating Company's ability to make timely lease and other payments to the Company. Although Operating Company cannot control its Year 2000 risks arising in connection with third parties, Operating Company has initiated conversations with those third parties with whom it has important relationships to determine the extent of their Year 2000 compliance problems.

Additionally, the Company is vulnerable to the failure of the Service Companies to remedy each of their Year 2000 issues. There is a risk that government agencies, the sole customers of the Service Companies, have Year 2000 problems that will not be remedied and which could result in delayed collection of accounts receivable. Moreover, the Service Companies are vulnerable to the Year 2000 issues of Operating Company as a result of Operating

Company's agreement to provide administrative services to each of the Service Companies. Any Year 2000 problems which may arise in connection with Operating Company's information technology, hardware and software could affect Operating Company's ability to collect accounts receivable on behalf of the Service Companies. Delayed collections arising from either of the above events could adversely affect the ability of each of the Service Companies to make distributions of its net income to the Company or the amount of such distributions. Although the Service Companies cannot control their Year 2000 risks arising in connection with those third parties, the Service Companies have, or Operating Company has on their behalf, initiated conversations with those third parties to determine the extent of their Year 2000 compliance problems.

A FLUCTUATION IN MARKET INTEREST RATES MAY AFFECT THE PRICE OF THE COMPANY'S CAPITAL STOCK

One of the factors that may affect the price of the capital stock of the Company is the amount of its distributions to stockholders in comparison to yields on other financial instruments. An increase in the market interest rate would provide higher yields on other financial instruments, which could adversely affect the price of the Company's capital stock.

CERTAIN AGREEMENTS RELATING TO THE OPERATING COMPANY CREDIT FACILITY MAY LIMIT OPERATING COMPANY'S ABILITY TO SATISFY OBLIGATIONS TO THE COMPANY

In connection with the completion of the Merger, Operating Company obtained a $30.0 million revolving credit facility (the "Operating Company Credit Facility") from General Electric Capital Corporation ("GECC"). In connection with the Operating Company Credit Facility, the Company and its lenders were required to enter into certain agreements with Operating Company and GECC with respect to Operating Company's obligations to the Company under the Operating Company Note, as hereinafter defined, and the Operating Company Leases. These agreements generally cause Operating Company's obligations to the Company under the Operating Company Leases and the Operating Company Note to be subordinate and junior in right of payment to all obligations and liabilities of Operating Company to GECC. The agreements and restrictions also (i) require that a portion of the rent due to the Company under the Operating Company Leases be deferred if certain financial criteria are not met and (ii) limit the ability of Operating Company to make cash interest payments to the Company under the Operating Company Note if certain financial criteria are not met. See "Recent Financings and Related Agreements -- Operating Company." Each of these events could result in deferred cash payments to the Company from Operating Company and could cause a reduction in amounts available for distribution to its stockholders.

FACTORS TO BE CONSIDERED BY ERISA PLAN FIDUCIARIES

Depending upon the particular circumstances of the plan, an investment in the Offered Securities may not be an appropriate investment for an ERISA (as hereinafter defined) plan, a qualified plan or individual retirement accounts and individual retirement annuities (collectively, "IRAs"). The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a broad statutory framework that governs most non-governmental employee benefit plans in the United States. In deciding whether to purchase any of the Offered Securities, a fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (an "ERISA Plan"), in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, and the effect of the "plan asset" regulations issued by the U.S. Department of Labor.

                         INFORMATION ABOUT THE COMPANY
GENERAL

The Company is the largest self-administered and self-managed publicly-traded REIT in the United States focused on acquiring, developing and owning correctional and detention facilities. As of January 8, 1999, the Company owned 44 correctional and detention facilities, of which seven facilities were under construction, in 16 states, the District of Columbia and the United Kingdom with a total design capacity in excess of 40,000 beds. As of January 8, 1999, approximately 30,000 beds were leased under 37 operating leases. The Company is currently developing 10,000 beds through the construction of seven new facilities and the expansion of five currently operating facilities. The unaudited depreciated book value of the Company's properties, including those under construction or expansion, at January 1, 1999 was in excess of $2.0 billion and the appraised value of such properties was approximately $3.0 billion.

The Company is the successor to each of CCA and Prison Realty. CCA merged with and into the Company on December 31, 1998, and Prison Realty merged with and into the Company on January 1, 1999, all pursuant to the terms and conditions of the Merger Agreement.

The Company's principal business strategy is to design, build, finance and/or acquire and develop correctional and detention facilities from and for both government entities and private prison operators, to expand the design capacity of its existing facilities and to lease these facilities under long-term "triple net" leases to government entities or qualified third party operators. As of January 8, 1999, the Company leased 29 of its 44 facilities to Operating Company, which manages and operates the facilities pursuant to management contracts acquired from CCA. It is currently anticipated that Operating Company will additionally lease six of the facilities currently under construction by the Company. The Company also leases three of its facilities to private operators other than Operating Company and leases six of its facilities to government entities. Operating Company manages five facilities leased from the Company by government entities pursuant to management contracts acquired from CCA.

The Company intends to elect to be taxed as a REIT under the Code and generally will not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. To qualify as a REIT, the Company's income must be derived from certain sources, including rents from real property (and generally excluding income from the operation of a correctional and detention facility). See "Material Federal Income Tax Consequences -- Taxation of the Company -- Income Tests." Accordingly, the Company is precluded from managing and operating correctional and detention facilities and, as a consequence, intends to lease such properties pursuant to long-term non-cancellable leases.

The Company was incorporated as a Maryland corporation in September 1998. The Company's principal executive offices are located at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee, and the Company's telephone number is (615) 263-0200.

RELATIONSHIP WITH OPERATING COMPANY

Currently, Operating Company leases 29 of the Company's 44 facilities. Operating Company, formed in connection with the Merger, is a leading manager of privatized correctional and detention facilities. As of January 8, 1999, Operating Company had contracts to manage and operate 40 correctional and detention facilities, 34 of which are currently being managed and operated by Operating Company. All of these facilities were operated pursuant to management contracts formerly held by CCA or its corporate subsidiaries prior to the Merger. Since the Company is precluded from managing and operating correctional and detention facilities, these management contracts, together with certain other non-real estate assets relating to the management contracts, and all of the issued and outstanding capital stock of certain of CCA's wholly-owned corporate subsidiaries, were sold to Operating Company immediately prior to the Merger. In exchange, CCA received an installment note in the principal amount of $137.0 million (the "Operating Company Note") and 100% of the non-voting common stock of Operating Company. CCA also entered into a trade name use agreement with Operating Company (the "Trade Name Use Agreement") granting Operating Company a license to use the name "Corrections Corporation of America" and any derivative thereof. As a result of the Merger, the Company, as the successor to CCA, became subject to all of CCA's rights and obligations arising from this sale of management contracts and related assets to Operating Company. Additionally, immediately after the Merger, all existing leases between Prison Realty and CCA were cancelled, and the Company entered into a master lease agreement and individual leases with respect to each property owned by the Company and leased to Operating Company. The relationship between the Company and Operating Company is more fully described below.

OWNERSHIP OF OPERATING COMPANY. The Company owns approximately 9.5% of the capital stock of Operating Company, which consists of 100% of the non-voting common stock of Operating Company and which represents approximately 9.5% of the economic value of Operating Company. The remaining capital stock of Operating Company, which consists of all of the voting common stock of Operating Company, is owned as follows: (i) approximately 30%, valued at $15.0 million, is owned by management employees of Operating Company other than Doctor R. Crants, who serves as Chief Executive Officer of both the Company and Operating Company;
(ii) approximately 8%, valued at $4.0 million, is owned by management employees of the Company; (iii) approximately 19.1%, valued at $9.5 million, is owned by the wardens of the facilities operated by, and other employees of, Operating Company; (iv) approximately 1.4%, valued at $700,000, is owned by certain individuals who were key employees of Prison Realty prior to the Merger; (v) approximately 16%, valued at $8.0 million, is owned by Sodexho; and (vi) approximately 16%, valued at $8.0 million, is owned by the Baron Mutual Fund. The shares held by the Operating Company wardens are restricted and will vest if, and only if, they remain employed by Operating Company or one of the Service Companies through December 31, 2003. Any shares that are forfeited by wardens will remain outstanding and will be held by a trustee for the benefit of the remaining wardens until December 31, 2003, whereupon they will vest and will be distributed to wardens still employed by Operating Company. Additionally, the Company has certain preemptive rights to maintain its 9.5% ownership interest in the capital stock of Operating Company pursuant to an agreement with Operating Company.

OPERATING COMPANY NOTE. In partial consideration for the sale by CCA and its corporate subsidiaries of certain management contracts and other related assets to Operating Company immediately prior to the Merger, CCA received the Operating Company Note. As the surviving entity in the Merger, the Company succeeded to CCA's rights under the Operating Company Note. The Operating Company Note is payable over 10 years and bears interest at a rate of 12% per annum. Interest only is payable for the first four years of the Operating Company Note, and the principal amount of the Operating Company Note will be amortized over the following six years. To the extent Operating Company generates available cash flow from operations in excess of amounts required to make payments under its credit facility or other similar financing arrangements, such funds shall be used to prepay the principal due under the Operating Company Note. Doctor R. Crants has guaranteed payment of 10% of the outstanding principal amount due under the Operating Company Note. Pursuant to the terms of the Operating Company Credit Agreement, as hereinafter defined, Operating Company's payment of principal and interest due the Company under the Operating Company Note is restricted in certain specified instances, and the Operating Company Credit Agreement further provides that payments due the Company under the Operating Company Note are subordinate and junior in right to the obligations and liabilities of Operating Company to GECC. See "Recent Financings and Related Agreements -- Operating Company."

TRADE NAME USE AGREEMENT. Prior to the Merger, and in connection with CCA's sale to Operating Company of the management contracts and other related assets described herein, CCA entered into the Trade Name Use Agreement with Operating Company. Under the Trade Name Use Agreement, Operating Company was granted the right to use the name "Corrections Corporation of America" and any derivative thereof, in conformance with standards reasonably set by CCA, for the periods commencing on the date of execution and terminating on the tenth anniversary thereof. The agreement may also be terminated upon 10 days' written notice to Operating Company; the occurrence of a change in control of Operating Company; the liquidation or bankruptcy of Operating Company; or in the event of an unauthorized transfer of the right to use the name "Corrections Corporation of America" and any derivative thereof by Operating Company. In addition, Operating Company acknowledged in the Trade Name Use Agreement that CCA owned all rights, title and interest in and to the name "Corrections Corporation of America" and any derivative thereof and agreed that it would do nothing inconsistent with such ownership. In consideration for such right, Operating Company agreed to pay a fee to CCA equal to the sum of (i) 2.75% of the gross revenues of Operating Company for the first three years of the Trade Name Use Agreement, (ii) 3.25% of the gross revenues of Operating Company for the fourth and fifth year of the Trade Name Use Agreement, and (iii) 3.625% of Operating Company's gross revenues for the remaining term of the Trade Name Use Agreement, provided that the amount of such fee may not exceed (a) 2.75% of the gross revenues of the Company for the first three years of the agreement, (b) 3.5% of the gross revenues of the Company for the fourth and fifth year of the agreement, or (c) 3.875% of the Company's gross revenues for the remaining term of the agreement. As the surviving entity in the Merger, the Company succeeded to CCA's rights and obligations arising under the Trade Name Use Agreement.

OPERATING COMPANY LEASES. Immediately after the Merger, all existing leases between CCA and Prison Realty were cancelled, and the Company and Operating Company entered into a master lease agreement (the "Operating Company Master Agreement to Lease") with a primary term of 12 years (the "Fixed Term") and individual leases with respect to each facility currently leased by Operating Company (collectively, the "Operating Company Leases"). The Operating Company Lease for each facility owned by the Company and leased to Operating Company conveys a leasehold interest in the land, the buildings and structures and other improvements thereon, easements, rights and similar appurtenances to such land and improvements, and permanently affixed equipment, machinery and other fixtures relating to the operation of the facility and all personal property necessary to operate the facility for its intended purpose, other than a limited amount of the Company's proprietary property (the "Operating Company Leased Property"). Each Operating Company Lease permits Operating Company to operate the Operating Company Leased Property only as a correctional or detention facility. Operating Company has the responsibility in each Operating Company Lease to obtain and maintain all licenses, certificates and permits in order to use and operate each facility.

The rent schedules under the Operating Company Leases provide for a relatively stable source of cash flow and opportunities to participate in future growth in revenues experienced by Operating Company. The rent for the first year for each facility under the Operating Company Leases was initially set at a fixed amount (the "Annual Base Rent") and will be increased each year by an amount (the "Additional Rent") equal to the percentage of the rent applicable to a particular facility in the preceding year, such percentage being equal to the greater of (i) 4%, or (ii) the percentage which is 25% of the percentage increase in the gross management revenues realized by Operating Company from its operations at such facility for the prior year, exclusive of any increase attributable to expansion in the size of or the number of beds in such facility. Annual Base Rent and Additional Rent for each Operating Company Leased Property will be payable in monthly installments. Pursuant to the terms of the Intercreditor and Subordination Agreement, as hereinafter defined, the obligations of Operating Company to the Company under the Operating Company Leases are subordinate and junior in right of payment to all obligations and liabilities of Operating Company to GECC. In addition, pursuant to the terms of the Operating Company Master Agreement to Lease, payment of a portion of the rent due the Company under the Operating Company Leases will be deferred if certain Operating Company financial criteria are not met. See "Recent Financings and Related Agreements -- Operating Company."

The Operating Company Lease for each facility may be extended at fair market rates for three additional five-year terms beyond the Fixed Term (the "Extended Terms"), but only upon the mutual agreement of the Company and Operating Company. Fair market rates for Extended Terms will be determined mutually by the Company and Operating Company based on their respective analyses of the market for the relevant facility. Such analyses may include a review of the historical and projected economic performance of the relevant facility and will take into account the interest rate environment at the time of the extension and the creditworthiness of the tenant. The Fixed Term and Extended Terms under each Operating Company Lease are subject to earlier termination upon the occurrence of certain contingencies described in the Operating Company Lease. Additionally, each Operating Company Lease may be terminated by the Company, at its option, at any time after the first five years of the Operating Company Lease, upon 18 months written notice to Operating Company.

Each Operating Company Lease is what is commonly known as a "triple-net" lease or "absolute net" lease, under which Operating Company is to pay the Annual Base Rent and all additional charges. All additional charges include every fine, penalty, interest expense and cost which may be added for nonpayment or late payment thereof, all taxes, assessments and levies, excises, fees and all other government charges with respect to each Operating Company Leased Property, and all charges for utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in each Operating Company Leased Property.

Under each Operating Company Lease, Operating Company must, at its sole cost and expense, maintain each Operating Company Leased Property in good order, repair and appearance and must make structural and non-structural, interior and exterior, foreseen and unforeseen, and ordinary and extraordinary repairs which may be necessary and appropriate to keep such Operating Company Leased Property in good order, repair and appearance (excluding ordinary wear and tear). The Company will not be required to build or rebuild any improvements to any Operating Company Leased Property, or to make any repairs, replacements, alterations, restorations or renewals to any Operating Company Leased Property.

Operating Company, at its sole cost and expense, may make alterations, additions, changes and/or improvements to each Operating Company Leased Property with the prior written consent of the Company, provided that the value and primary intended use of such Operating Company Leased Property (determined in the Company's reasonable judgment) is not impaired. All machinery, equipment, furniture, furnishings and other personal property installed at the expense of Operating Company on any Operating Company Leased Property will remain the property of Operating Company until the expiration or earlier termination of the Operating Company Lease.

Each Operating Company Lease provides that, at the request of Operating Company, the Company may make capital additions, including constructing one or more new buildings or other improvements to a particular Operating Company Leased Property which are not normal or recurring to the maintenance of an Operating Company Leased Property. A capital addition to an Operating Company Leased Property may necessitate an amendment to an existing Operating Company Lease or a new lease agreement setting forth any changes in the premises, rent or other similar terms of the Operating Company Lease as a result of the capital addition. In certain situations, a capital addition to an Operating Company Leased Property may be made directly by Operating Company and financed by third parties, with the prior written consent of the Company. In the case of a capital addition not undertaken or financed by the Company, the Company will have an option to acquire and lease back to Operating Company such capital addition for a period of 10 years following the date on which inmates are first received at such capital addition, at a cost equal to the fair market value of such capital addition and at an annual rental rate equal to fair market rental rates.

Each Operating Company Lease makes various representations and warranties relating to environmental matters with respect to each Operating Company Leased Property. Each Operating Company Lease also requires Operating Company to indemnify and hold harmless the Company and any holder of a mortgage, deed of trust or other security agreement on an Operating Company Leased Property (an "Operating Company Mortgagee") from and against all liabilities, costs and expenses imposed upon or asserted against the Company or the Operating Company Leased Property on account of, among other things, any federal, state or local law, ordinance, regulation, order or decree relating to the protection of human health or the environment in respect of the Operating Company Leased Property. The Operating Company Leases also provide, however, that Operating Company will not be liable with respect to matters or events that arise after the commencement date of the applicable Operating Company Lease as a result of the negligence or misconduct of the Company.

The Operating Company Leases provide that Operating Company may not, without the prior written consent of the Company, assign, sublease, mortgage, pledge, hypothecate, encumber or otherwise transfer any Operating Company Lease or any interest therein with respect to all or any part of the Operating Company Leased Property. The Operating Company Leases further state that such consent may be granted or withheld by the Company in its sole discretion. An assignment of an Operating Company Lease will be deemed to include any "change of control" (as described below) of Operating Company as if such change of control were an assignment of the Operating Company Lease. A "change of control" of Operating Company means, for purposes of the Operating Company Leases, the issuance and/or sale by Operating Company or the sale by any stockholder of

Operating Company of a controlling interest in Operating Company, or the sale or other transfer of all or substantially all of the assets of Operating Company. A "change of control" also means any transaction pursuant to which Operating Company is merged with or consolidated into another entity, and Operating Company is not the surviving entity. The Operating Company Leases further provide that no assignment will in any way impair the continuing primary liability of Operating Company under the Operating Company Leases.

In the event of any damage or destruction to any facility, Operating Company has the obligation to fully repair or restore the same at Operating Company's expense, with the Annual Base Rent, real estate taxes and other impositions on the particular facility being proportionately abated during the time of restoration, but only to the extent of any rental interruption insurance proceeds actually received by the Company. If any facility is damaged to such an extent that 50% of the facility is rendered unsuitable for use as a correctional or detention facility, and if Operating Company has fully complied with the insurance obligations with respect to such facility (including maintaining insurance against loss of rents), Operating Company may terminate the Operating Company Lease with respect to that facility, upon turning over all insurance proceeds to the Company with respect to such facility, together with an amount equal to the difference, if any, between the amount of such insurance proceeds and the net book value of the damaged facility, as reflected on the Company's financial statements on the date of damage.

In the event of a condemnation or taking of any Operating Company Leased Property, so long as such condemnation was not due to Operating Company's failure to maintain the particular Operating Company Leased Property, the Operating Company Lease will terminate as to the portion of the Operating Company Leased Property taken, and, in the event of a partial taking, Operating Company is obligated to repair the portion not taken, if the same does not render the Operating Company Leased Property unsuitable for Operating Company's then use and occupancy, but only to the extent of the condemnation award. The total condemnation award shall be payable to the Company, except that Operating Company may recover the value of its improvements and the value of its leasehold interest so long as the amount of the award paid to the Company is equal to the net book value of the facility, as reflected on the Company's financial statements on the date of the condemnation.

Under the Operating Company Lease, Operating Company indemnifies, and is obligated to save harmless, the Company from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or asserted against the Company as owner of the applicable Operating Company Leased Property on account of, among other things, (i) any accident, injury to, or death of a person or loss of or damage to property on or about the Operating Company Leased Property; (ii) any use, misuse, non-use, condition, maintenance or repair by Operating Company of the Operating Company Leased Property; (iii) any impositions (which are the obligations of Operating Company to pay pursuant to the applicable provisions of such Operating Company Lease); (iv) any claim of any person incarcerated in the Operating Company Leased Property, including claims alleging breach or violation of such person's civil or legal rights; (v) any failure on the part of Operating Company to perform or comply with any of the terms of the Operating Company Lease or any sublease; (vi) any acts, omissions or negligence of Operating Company or any agent, employee, investor of Operating Company or similar persons; and (vii) any liability the Company may incur or suffer as a result of any permitted contest by Operating Company under any Operating Company Lease.

The obligations of Operating Company under each Operating Company Lease will be cross-defaulted to each of the other Operating Company Leases with respect to payment defaults, certain bankruptcy and insolvency related defaults and defaults relating to any Operating Company default on a material debt obligation or any substantial adverse judgment not covered by insurance and not promptly paid by Operating Company. Although the Company will have general recourse to Operating Company under the Operating Company Leases, Operating Company's payment obligations under such Operating Company Leases will not be secured by any assets of Operating Company.

An "event of default" will be deemed to have occurred under the Operating Company Master Agreement to Lease and any individual Operating Company Lease if:
(i) Operating Company fails to perform any covenant and does not diligently undertake to cure the same after 90 days' notice from the Company; (ii) if the interest of Operating Company in any Operating Company Leased Property is levied upon or attached and is not discharged in a specified period of time; (iii) if Operating Company ceases operations at an Operating Company Leased Property for a period in excess of 45 days during the Fixed Term of the respective individual Operating Company Lease; or (iv) if any representation or warranty of Operating Company in the Operating Company Master Agreement to Lease is incorrect. An "event of default" will be deemed to have occurred under the Operating Company Master Agreement to Lease and all of the Operating Company Leases if (i) "events of default" as described in the preceding sentence exist with respect to Operating Company Leased Properties for which the aggregate monthly Base Rent constitutes a specified percentage of the monthly Base Rent for all of the Operating Company Leased Properties; (ii) if Operating Company fails to pay any rent within 60 days after notice of non-payment from the Company; (iii) if any bankruptcy proceedings are instituted by or against Operating Company and, if against Operating Company, they are not dismissed within 90 days; (iv) if Operating Company defaults in any payment of any obligations for borrowed money having a principal balance of $15.0 million or more in the aggregate and such default is not discharged within 90 days; (v) the failure of the Company to qualify as a REIT under the Code; (vi) if Operating Company is the subject of a non-appealable final judgment in an amount greater than $5.0 million, which is not covered by insurance or discharged by Operating Company within a specified period of time; or (vii) if, at any time prior to January 1, 2004, Operating Company completes a public offering of its common stock or securities convertible into its common stock, transfers or sells an amount of its common stock resulting in 20% or more of its common stock being held by persons other than shareholders of Operating Company on the date of the Operating Company Master Agreement to Lease, or transfers or sells all or substantially all of its total assets.

Upon any event of default in connection with a specific Operating Company Leased Property, the Company may evict Operating Company from such Operating Company Leased Property and either terminate the Operating Company Lease or re-let the Operating Company Leased Property. In either event, Operating Company shall remain responsible for the rental value of such Operating Company Leased Property for the remainder period of the term in excess of rents received by the Company from any successor occupant. In addition, the Company may exercise any other rights that it may have under law. In the event the Company evicts Operating Company from an Operating Company Leased Property, the Operating Company Master Agreement to Lease will remain in full force and effect for all other Operating Company Leased Properties. With respect to certain events of default under the Operating Company Master Agreement to Lease which are not referable to a specific Operating Company Leased Property (including

Operating Company's failure to timely pay rent), the Company shall have all of the foregoing rights and remedies with respect to all of the Operating Company Leased Properties.

The Operating Company Leases are governed by and construed in accordance with Tennessee law (but not including Tennessee's conflict of laws rules) except for certain procedural laws which must be governed by the laws of the location of each Operating Company Leased Property. Because the facilities are located in various states, the Operating Company Leases may be subject to restrictions imposed by applicable local law. Neither the Operating Company Master Agreement to Lease nor any of the other agreements entered into between Operating Company and the Company prohibits or otherwise restricts the Company's ability to lease properties to parties other than Operating Company.

RIGHT TO PURCHASE AGREEMENT. While it is not anticipated that Operating Company will acquire or develop additional correctional or detention facilities in the future, in connection with the Merger, the Company and Operating Company entered into a right to purchase agreement (the "Right to Purchase Agreement") whereby the Company has an option to acquire, and lease back to Operating Company at fair market value, any correctional or detention facility acquired or developed and owned by Operating Company in the future, for a period of ten years following the date on which service is commenced with respect to such facility. For facilities acquired pursuant to the Right to Purchase Agreement, the initial annual rental rate will be the fair market rental rates, as determined by the Company and Operating Company. Additionally, the Company has a right of first refusal in the event Operating Company obtains an acceptable third party offer to acquire or provide mortgage secured financing to finance more than 90% of the cost of any correctional or detention facility owned by Operating Company or which is acquired or developed by Operating Company or its subsidiaries in the future. Pursuant to such right, prior to selling any such facility, or mortgaging more than 90% of the cost of such facility, Operating Company must first offer to sell such facility to the Company or have the Company finance such facility, as applicable, on the same terms and conditions contained in such third party offer. With respect to a sale of any such facility, if the Company declines to purchase such facility at a price or on terms set forth in such third party offer, Operating Company will be free to sell such facility for a specified period of time at a price at least equal to the price offered to the Company, and on terms and conditions substantially consistent with those offered to the Company. With respect to a first mortgage financing of 90% of the cost of any such facility, if the Company declines to provide such financing on the terms set forth in such third party offer, Operating Company will be free to obtain first mortgage financing from a third party on terms and conditions no less favorable to Operating Company than those contained in the third party offer.

SERVICES AGREEMENT. Immediately after the Merger, Operating Company entered into a services agreement (the "Services Agreement") with the Company pursuant to which Operating Company will serve as a facilitator of the construction and development of additional facilities on behalf of the Company for a term of five years from the date of the Services Agreement. In such capacity, Operating Company will perform, at the direction of the Company, such services as are customarily needed in the construction and development of correctional and detention facilities, including services related to identification of potential additional facilities, preparation of proposals, project bidding, project design, government relations and project marketing. In consideration for the performance of such services, Operating Company will receive a fee equal to 5% of the total capital expenditures (excluding the incentive fee discussed below and the 5% fee herein referred to) incurred in connection with the construction and development of a facility, plus an amount equal to $560 per new bed at the facility. Under the terms of the Services Agreement, the Company will not be obligated to pay the services fee of $560 per new bed unless the rent payable under the Operating Company Lease for the facility being developed is determined based upon the fair market value of the facility with an applicable lease rate of at least 11%.

TENANT INCENTIVE AGREEMENT. Immediately after the Merger, Operating Company entered into a tenant incentive agreement (the "Tenant Incentive Agreement") with the Company pursuant to which the Company will pay to Operating Company an incentive fee to induce Operating Company to enter into the Operating Company Leases with respect to those facilities developed and facilitated by Operating Company. The amount of the incentive fee will be $840 per new bed of each facility leased by Operating Company for which Operating Company has served as developer and facilitator. Under the terms of the Tenant Incentive Agreement, the Company will not be obligated to pay the incentive fee with respect to a facility unless the rent payable under the Operating Company Lease for the facility is determined based upon the fair market value of the facility with an applicable lease rate of at least 11%. No fee will be payable with respect to additions to a facility.

RELATIONSHIP WITH SERVICE COMPANY A

As of January 8, 1999, Service Company A had contracts to manage and operate 11 government-owned adult prison facilities, all of which were formerly operated by CCA pursuant to management contracts held by CCA or its corporate subsidiaries prior to the Merger. Since the Company is precluded from managing and operating correctional and detention facilities, these management contracts, together with certain other non-real estate assets relating to the management contracts, were sold to a newly-created limited liability company, Prison Management Services, LLC, immediately prior to the Merger. In exchange, CCA received 100% of the non-voting membership interest in Prison Management Services, LLC. This interest obligated Prison Management Services, LLC to make distributions to CCA equal to 95% of its net income, as determined in accordance with GAAP. The Company, as the surviving entity in the Merger, succeeded to CCA's interest in Prison Management Services, LLC. Immediately after the Merger, Prison Management Services, LLC was merged with and into Service Company A, with Service Company A as the surviving company. As a result of this merger, the Company received 100% of the non-voting common stock of Service Company A. The non-voting common stock obligates Service Company A to pay dividends to the Company equal to 95% of its net income, as determined in accordance with GAAP.

The remaining outstanding capital stock of Service Company A consists of voting common stock. An unaffiliated privately held investment Tennessee limited liability company, Privatized Management Services Investors, LLC, owns 85% of the outstanding voting common stock of Service Company A. None of the members or managers of Privatized Management Services Investors, LLC are employees or directors of the Company or shareholders of Operating Company or Service Company B, and no employee or director of the Company or shareholder or director of Operating Company or Service Company B has any direct or indirect interest in Privatized Management Services Investors, LLC. The remaining 15% of the voting common stock of Service Company A is owned by the wardens of facilities operated by Service Company A. The shares held by the Service Company A wardens are restricted and will vest if, and only if, they remain employed by Service Company A through December 31, 2003. Any shares that are forfeited by the Service Company A wardens will remain outstanding and will be held by a trustee for the benefit of the remaining Service Company A wardens until December 31, 2003, whereupon they will vest and will be distributed to wardens still employed by Service Company A.

RELATIONSHIP WITH SERVICE COMPANY B

As of January 8, 1999, Service Company B had contracts to manage and operate 19 government-owned jails and juvenile detention facilities, all of which were formerly operated by CCA pursuant to management contracts held by CCA or its corporate subsidiaries prior to the Merger. Since the Company is precluded from managing and operating correctional and detention facilities, these management contracts, together with certain other non-real estate assets relating to the management contracts, were sold to a newly-created limited liability company, Juvenile and Jail Facility Management Services, LLC, immediately prior to the Merger. In exchange, CCA received 100% of the non-voting membership interest in Juvenile and Jail Facility Management Services, LLC. This interest obligated Juvenile and Jail Facility Management Services, LLC to make distributions to CCA equal to 95% of its net income, as determined in accordance with GAAP. The Company, as the surviving entity in the Merger, succeeded to CCA's interest in Juvenile and Jail Facility Management Services, LLC. Immediately after the Merger, Juvenile and Jail Facility Management Services, LLC was merged with and into Service Company B, with Service Company B as the surviving company. As a result of this merger, the Company received 100% of the non-voting common stock of Service Company B. The non-voting common stock obligates Service Company B to pay dividends to the Company equal to 95% of its net income, as determined in accordance with GAAP.

The remaining outstanding capital stock of Service Company B consists of voting common stock. An unaffiliated privately held investment Tennessee limited liability company, Correctional Services Investors, LLC, owns 85% of the outstanding voting common stock of Service Company B. None of the members or managers of Correctional Services Investors, LLC are employees or directors of the Company or shareholders of Operating Company or Service Company A, and no employee or director of the Company or shareholder or director of Operating Company or Service Company A has any direct or indirect interest in Correctional Services Investors, LLC. The remaining 15% of the voting common stock of Service Company B is owned by the wardens of facilities operated by Service Company B. The shares held by the Service Company B wardens are restricted and will vest if, and only if, they remain employed by Service Company B through December 31, 2003. Any shares that are forfeited by the Service Company B wardens will remain outstanding and will be held by a trustee for the benefit of the remaining Service Company B wardens until December 31, 2003, whereupon they will vest and will be distributed to wardens still employed by Service Company B.

RELATIONSHIP BETWEEN OPERATING COMPANY AND THE SERVICE COMPANIES

Immediately after the Merger, each of Service Company A and Service Company B entered into an administrative services agreement (the "Administrative Services Agreement") with Operating Company, pursuant to which employees of Operating Company's administrative departments perform extensive administrative services (including but not limited to legal, finance, management information systems and government relations services), as needed, for each of the Service Companies. As consideration for the foregoing, each Service Company pays Operating Company a management fee of $250,000 per month. This management fee will be increased annually at the rate of 4% per year. In addition, immediately after the Merger, Operating Company entered into a trade name use agreement with each of the Service Companies under which Operating Company granted to each of the Service Companies the right to use the name "Corrections Corporation of America" and any derivative thereof, subject to specified terms and conditions therein.

CERTAIN INFORMATION INCORPORATED BY REFERENCE

Certain information relating to the policies and objectives regarding growth, investment, financing, working capital and other policies and objectives of the Company is set forth in the Company's Prospectus filed with the Commission pursuant to Rule 424(b)(4) promulgated under the Securities Act, dated October 30, 1998, and which is a part of the Company's Registration Statement on Form S-4 (File no. 333-65017), under the heading "Information About the Policies and Objectives of New Prison Realty", incorporated herein by reference.

                    RECENT FINANCINGS AND RELATED AGREEMENTS

THE COMPANY

In connection with the completion of the Merger, the Company obtained the $650.0 million Company Credit Facility pursuant to the terms of a Credit Agreement dated as of January 1, 1999, by and among the Company and certain of its subsidiaries and NationsBank, N.A. as Administrative Agent, Lehman Commercial Paper, Inc., as Documentation Agent, and the Bank of Nova Scotia, as Syndication Agent (the "Company Credit Agreement"). The Credit Facility is comprised of the Revolving Facility and the Term Loan Facility. The Revolving Facility matures January 1, 2002 and the Term Loan Facility matures January 1, 2003. The Credit Facility is secured by substantially all the assets of the Company. The
Revolving Facility bears interest at variable rates of interest based on a spread over the base rate or LIBOR (as elected by the Company), which spread is determined by reference to the Company's credit rating. The spread ranges from
 .25% to 1.25% for base rate loans and from 1.375% to 2.75% for LIBOR rate loans. The Company is currently not rated. As such, under the terms of the Company Credit Agreement, the initial interest rate spreads will be 1.00% for base rate loans and 2.5% for LIBOR rate loans. The Term Loan Facility bears interest at a variable base rate equal to 3.25% in excess of LIBOR. The Revolving Facility also allows for a $150.0 million letter of credit sub-facility, enabling the Company to obtain letters of credit for general corporate purposes. Upon the initial funding of the Company Credit Facility, the Company has $340.0 million currently outstanding under the Revolving Facility and $250.0 million currently outstanding under the Term Loan Facility. Amounts drawn under the Revolving Credit Facility included $114.0 million required to temporarily cash collateralize outstanding Letters of Credit which are not yet reissued under the Company Credit Facility. Approximately $502.0 million of the amounts currently outstanding under the Company Credit Facility were used to repay outstanding indebtedness under Prison Realty's and CCA's credit facilities prior to the Merger.

The Company also agreed to sell $40.0 million principal amount of Convertible Subordinated Notes (the "Subordinated Notes") to MDP Ventures IV LLC, a New York limited liability company ("MDP"), pursuant to the terms of a Note Purchase Agreement dated December 31, 1998 by and between the Company and MDP (the "Note Purchase Agreement"). The first $20.0 million tranche closed on December 31, 1998, and the second $20.0 million tranche is expected to close on January 29, 1999. The Subordinated Notes bear or will bear interest at 9.5% per annum and are due December 31, 2008 and January 29, 2009, respectively. The Subordinated Notes are convertible into shares of the Company's Common Stock at a conversion price of approximately $28.00 per share, as may be adjusted under the terms of the Note Purchase Agreement. The Company also entered into a Registration Rights Agreement with MDP regarding the registration of the shares of the Company's Common Stock to be issued to MDP upon conversion of the Subordinated Notes.

In connection with the Merger, the Company assumed or issued in exchange for similar current outstanding securities: (i) $7.0 million 8.5% Convertible Subordinated Notes due November 7, 1999, originally issued to Sodexho by CCA on June 23, 1994, which are convertible into 1,709,699 shares of the Company's Common Stock at a conversion price of $4.094 per share; (ii) $20.0 million 7.5% Convertible Subordinated Notes due February 28, 2002, originally issued to Sodexho by CCA on February 28, 1996, which are convertible into 701,135 shares of the Company's Common Stock at a conversion price of $28.525 per share; (iii) $30.0 million 7.5% Convertible Subordinated Notes due February 28, 2005, issued by the Company to PMI Mezzanine Fund, L.P. ("PMI"), which are convertible into 1,094,120 shares of the Company's Common Stock at a conversion price of $27.419 per share and which replace the convertible subordinated notes originally issued by CCA to PMI on February 29, 1996; and (iv) the forward contract of CCA whereby CCA agreed to sell to Sodexho up to $20.0 million of convertible subordinated notes at any time prior to December 1999. The notes which may be purchased pursuant to the forward contract will bear interest at LIBOR plus 1.35% and will be convertible into shares of the Company's Common Stock at a conversion price of $7.80 per share.

OPERATING COMPANY

In connection with the completion of the Merger, Operating Company obtained the Operating Company Credit Facility pursuant to the terms of a Credit Agreement, dated as of December 31, 1998 (the "Operating Company Credit Agreement"), with GECC for itself, as lender, and as agent for other lenders signatory thereto. No amounts are currently outstanding under the Operating Company Credit Facility. In order to facilitate the Operating Company Credit Facility, the Company executed in favor of GECC a Standstill Agreement (the "Standstill Agreement") and an Intercreditor and Subordination Agreement (the "Intercreditor and Subordination Agreement").

The Standstill Agreement provides, among other things, that the Company will not terminate any of the Operating Company Leases or the Trade Name Use Agreement between the Company and Operating Company until all obligations of Operating Company to GECC under the Operating Company Credit Agreement have been paid in full, and, upon the occurrence of certain events of default, the Company will not take any other remedial action under such agreements. In addition, the Operating Company Master Agreement to Lease provides that 10% of the Base Rent and the Additional Rent under each Lease will be deferred if Operating Company's EBITDA as of the end of any trailing four quarter period is $5.0 million or more less than Operating Company's projected Management Case (as defined in the Operating Company Master Agreement to Lease) as provided to GECC with respect to such period, and such deferral will continue until Operating Company's EBITDA as of the end of any subsequent trailing four quarter period is equal to or greater than such Management Case. Once such deferral ceases, the deferred rent is due and payable by Operating Company on a quarterly basis within sixty (60) days after the end of each quarter following the termination of the deferral.

The Intercreditor and Subordination Agreement provides that the Operating Company Note and all other obligations of Operating Company to the Company are subordinate and junior in right of payment to all obligations and liabilities of Operating Company to GECC under the Operating Company Credit Agreement. The Operating Company Credit Agreement provides that Operating Company shall make scheduled payments of interest with respect to the Operating Company Note in cash only if, among other things, Operating Company achieves on a trailing four quarter basis at least $10.0 million more of EBITDA than 100% of Operating Company's projected Management Case (as defined in the Operating Company Credit Agreement) as provided to GECC. Even if the cash payment of interest is deferred, the Operating Company Credit Agreement permits Operating Company to make scheduled payments of interest on the Operating Company Note by making payments in kind.

Based upon (i) the Company's current view of its anticipated results of operations, (ii) the view of Operating Company as to when it will need to make borrowings under the Operating Company Credit Facility and (iii) Operating Company's view that, if necessary, it can refinance the Operating Company Credit Facility to include terms more favorable than those currently contained in the Standstill Agreement and the Intercreditor and Subordination Agreement, the Company does not believe that the provisions of the Standstill Agreement and the Intercreditor and Subordination Agreement will have a material effect on its liquidity or results of operations.

                                USE OF PROCEEDS

Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for the general corporate purposes of the Company. These general corporate purposes may include, without limitation, repayment of maturing obligations, redemption of outstanding indebtedness, financing (in whole or part) for future acquisitions (including acquisitions of companies and/or other real estate properties in accordance with the Company's business objectives and strategy), capital expenditures and working capital. Pending any such uses, the Company may invest the net proceeds from the sale of any of the Offered Securities in short-term investment grade instruments, interest bearing bank accounts, certificates of deposit, money market securities, U.S. Government securities or mortgage-backed securities guaranteed by federal agencies or may use them to reduce short-term indebtedness.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

Under the Company's Charter, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. 4,300,000 shares of the Preferred Stock are designated as Series A Preferred Stock and are currently issued and outstanding. The following summary description of the Common Stock, the Preferred Stock, the Common Stock Purchase Rights, the Debt Securities and the Warrants sets forth certain general terms and conditions of the capital stock of the Company to which any Prospectus Supplement may relate. The descriptions below do not purport to be complete and are qualified entirely by reference to the Company's Charter, as amended, any certificate of designations with respect to Preferred Stock and any applicable Prospectus Supplement. For a more complete description of the capital stock of the Company, including the Series A Preferred Stock, see the Company's Prospectus filed with the Commission pursuant to Rule 424(b)(4) promulgated under the Securities Act, dated October 30, 1998, which is a part of the Company's Registration Statement on

Form S-4 (File No. 333-65017), under the heading "New Prison Realty Capital Stock" which is incorporated herein by reference.

COMMON STOCK

The holders of shares of Common Stock are entitled to one vote per share on all matters voted on by holders of shares of Common Stock, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by the Company Board with respect to any series of Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of such Common Stock exclusively possess all voting power. The Company's Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of holders of shares of the Series A Preferred Stock or of any other outstanding series of Preferred Stock, the holders of shares of Common Stock are entitled to such distributions as may be declared from time to time by the Company Board from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Common Stock and Series A Preferred Stock are fully paid and nonassessable and the holders thereof do not have preemptive rights.

PREFERRED STOCK

The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock offered hereunder will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Charter and the articles supplementary relating to each series of the Preferred Stock, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock (the "Articles Supplementary").

The Preferred Stock authorized by the Charter may be issued from time to time in one or more series in such amounts and with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by the Company Board. Under certain circumstances, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of Common Stock. The Charter authorizes the Company Board to classify or reclassify any unissued shares of Preferred Stock by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Preferred Stock.

The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise described in a Prospectus Supplement relating to a particular series of the Preferred Stock. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the title of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share; (3) the initial offering price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; (7) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions; (8) any listing of such Preferred Stock on any securities exchange; (9) a discussion of United States federal income tax considerations applicable to such Preferred Stock; (10) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (11) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and (12) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

GENERAL. The Preferred Stock offered hereby will be issued in one or more series. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The liquidation preference is not indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

RANK. The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company, rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company which by their terms specifically provide for a ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The Preferred Stock shall be junior to all outstanding debt of the Company. The Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Charter.

DIVIDENDS. Holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Company Board out of assets of the Company legally available for payment, dividends, or distributions in cash, property or other assets of the Company or in Securities of the Company or from any other source as the Company Board in their discretion shall determine and at such dates and at such rates per share per annum as described in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on the books of the Company on such record dates, not more than 90 calendar days preceding the payment dates therefor, as are determined by the Company Board (each of such dates, a "Record Date").

Such dividends may be cumulative or noncumulative, as described in the applicable Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Company Board fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment dates. If dividends of a series of Preferred Stock are cumulative, the dividends on such shares will accrue from and after the date set forth in the applicable Prospectus Supplement.

No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the series of Preferred Stock offered by the applicable Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any other Preferred Stock of the Company ranking on a parity as to dividends with the Preferred Stock, dividends upon such Preferred Stock and dividends on such other Preferred Stock ranking on a parity with the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other Preferred Stock ranking on a parity with the Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such other Preferred Stock, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment(s) on Preferred Stock which may be in arrears. Unless full dividends on the series of Preferred Stock offered by the applicable Prospectus Supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative), (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or pay any monies into a sinking fund for the redemption of any shares) except by conversion into or exchange for Junior Stock, and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any Preferred Stock or Parity Stock (or pay any monies into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding Preferred Stock and shares of Parity Stock (except by conversion into or exchange for Junior Stock).

Any dividend payment made on a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series.

REDEMPTION. The terms, if any, on which Preferred Stock of any series may be redeemed will be set forth in the applicable Prospectus Supplement.

LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock, or any Junior Stock on liquidation, dissolution or winding up of the Company, to receive a liquidating distribution in the amount of the liquidation preference per share as set forth in the applicable Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative). If the amounts available for distribution with respect to the Preferred Stock and all other outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and Parity Stock, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

VOTING. The Preferred Stock of a series will not be entitled to vote, except as described below or in the applicable Prospectus Supplement. Without the affirmative vote of a majority of the Preferred Stock then outstanding (voting separately as a class together with any Parity Stock), the Company may not (i) increase or decrease the aggregate number of authorized shares of such class or any security ranking prior to the Preferred Stock, (ii) increase or decrease the par value of the shares of holders of such class, or (iii) alter or change the voting or other powers, preferences or special rights of such class so as to affect them adversely. An amendment which increases the number of authorized shares of or authorizes the creation or issuance of other classes or series of Junior Stock or Parity Stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for the Company, shall not be considered to be such an adverse change.

NO OTHER RIGHTS. The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Charter and in the applicable Articles Supplementary or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR. The transfer agent for each series of Preferred Stock will be described in the related Prospectus Supplement.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares. Specifically, not more than 50% of the value of the outstanding capital stock of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Material Federal Income Tax
Consequences -- Taxation of the Company -- Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Company from a lessee will not qualify as rents from real property, which likely would result in loss of REIT status for the Company, if the Company owns, directly or constructively, 10% or more of the ownership interests in a lessee within the meaning of Section 856(d)(2)(B) of the Code. See "Material Federal Income Tax Consequences."

Because the Company intends to continue to operate so as to qualify as a REIT, among other reasons, the Company's Charter, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of: (i) the number of outstanding shares of Common Stock: or (ii) the number of outstanding shares of Preferred Stock (the "Ownership Limit" or "Ownership Limit Provision"). Any transfer of shares of Common Stock or Preferred Stock that would: (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limit; (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution); (iii) result in the

Company being "closely held" within the meaning of Section 856(h) of the Code; or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be null and void, and the intended transferee will acquire no rights in such shares of Common Stock or Preferred Stock.

Subject to certain exceptions described below, any purported transfer of shares of Common Stock or Preferred Stock that would: (i) result in any person owning, directly or indirectly, shares of Common Stock or Preferred Stock in excess of the Ownership Limit; (ii) result in the shares of Common Stock and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution); (iii) result in shares of the Company being "closely held" within the meaning of Section 856(h) of the Code; or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of
Section 856(d)(2)(B) of the Code, will result in such shares being designated as "Stock-in-Trust" and transferred automatically to a trust (the "Stock Trust") effective on the day before the purported transfer of such shares of Common Stock or Preferred Stock. The record holder of the shares of Common Stock or Preferred Stock that are designated as Stock-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of Common Stock or Preferred Stock to the Company for registration in the name of the trustee of the Stock Trust (the "Stock Trustee"). The Stock Trustee will be designated by the Company, but will not be affiliated with the Company or any Prohibited Owner. The beneficiary of the Stock Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

Stock-in-Trust will remain issued and outstanding shares of Common Stock or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Stock Trustee will receive all dividends and distributions on the Stock-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Stock Trustee will vote all Stock-in-Trust and will designate a permitted transferee of the Stock-in-Trust, provided that the permitted transferee (i) purchases such Stock-in-Trust for valuable consideration, and (ii) acquires such Stock-in-Trust without such acquisition resulting in a transfer to another Stock Trust.

The Prohibited Owner with respect to Stock-in-Trust will be required to repay the Stock Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Stock-in-Trust, and (ii) the record date of which was on or after the date that such shares became Stock-in-Trust. The Prohibited Owner generally will receive from the Stock Trustee the lesser of (i) the price per share such Prohibited Owner paid for the shares of Common Stock or Preferred Stock that were designated as Stock-in-Trust (or, in the case of a gift or bequest, the Market Price (as hereinafter defined) per share on the date of such transfer), or (ii) the price per share received by the Stock Trustee from the sale of such Stock-in-Trust. Any amounts received by the Stock Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

The Stock-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Stock-in-Trust (or, in the case of a gift or bequest, the Market Price per share on the date of such transfer), or
(ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Stock-in-Trust, or (ii) the date the Company determines in good faith that a transfer resulting in such Stock-in-Trust occurred.

"Market Price" means the last reported sales price of the shares of Common Stock or Preferred Stock, as applicable, reported on the NYSE on the trading day immediately preceding the relevant date, or if such shares are not then traded on the NYSE, the last reported sales price of such shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares may be traded, or if such shares are not then traded over any exchange or quotation system, then the market price of such shares on the relevant date as determined in good faith by the Company Board.

Any person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common Stock or Preferred Stock that were transferred to a Stock Trust, will be required (i) to give immediate written notice to the Company of such event, and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of Common Stock and Preferred Stock must, within 30 days after January 1 of each year, provide to Prison Realty a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common Stock and Preferred Stock owned directly or indirectly by such owner, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit Provision.

The Ownership Limit generally will not apply to the acquisition of shares of Common Stock or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Company Board, upon such conditions as the Company Board may direct, may exempt a person from the Ownership Limit under certain circumstances.

All certificates representing shares of Common Stock or Preferred Stock currently bear, or will bear when issued, a legend referring to the restrictions described above.

CERTAIN OTHER PROVISIONS OF MARYLAND LAW AND CHARTER DOCUMENTS

THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN PROVISIONS OF THE MGCL AND THE COMPANY'S CHARTER AND BYLAWS. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPANY'S CHARTER AND BYLAWS.

LIMITATION OF LIABILITY AND INDEMNIFICATION. The Company's Charter and Bylaws limit the liability of directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by the MGCL and require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the MGCL.

BUSINESS COMBINATIONS. Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the outstanding voting stock of the corporation or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, in addition to any other required vote, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation (other than voting stock held by the Interested Stockholder who will, or whose affiliate will, be a party to the business combination or by an affiliate or associate of the Interested Stockholder) voting together as a single voting group. The extraordinary voting provisions do not apply if, among other things, the corporation's stockholders receive a price for their shares determined in accordance with the MGCL and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter other than "interested shares" (shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: an "acquiring person," an officer of the corporation or an employee of the corporation who is also a director). "Control shares" are shares of stock which, if aggregated with all other such shares of stock owned by the acquiring person, or in respect of which such person is entitled to exercise or direct the exercise of voting power of shares of stock of the corporation in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Charter or bylaws of the corporation.

A person who has made or proposes to make a control share acquisition, under certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares upon delivery of an acquiring person statement containing certain information required by the MGCL, including a representation that the acquiring person has the financial capacity to make the proposed control share acquisition, and a written undertaking to pay the corporation's expenses of the special meeting (other than the expenses of those opposing approval of the voting rights). If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares

(except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or, if a stockholder meeting is held, as of the date of the meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting before the control share acquisition and the acquiring person becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all other stockholders may exercise rights of objecting stockholders under Maryland law to receive the fair value of their Shares. The fair value of the Shares for such purposes may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of objecting stockholders' rights do not apply in the context of a control share acquisition.

                  DESCRIPTION OF COMMON STOCK PURCHASE RIGHTS

The applicable Prospectus Supplement will describe the specific terms of any Common Stock Purchase Rights offered thereby, including, among other things: the duration, offering price and exercise price of the Common Stock Purchase Rights and any provisions for the reallocation of Common Stock Purchase Rights not initially subscribed. The Prospectus Supplement will describe the persons to whom the Common Stock Purchase Rights will be issued (the Company's stockholders, the general public or others) and any conditions to the offer and sale of the Common Stock Purchase Rights offered thereby.

                         DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

The Debt Securities are to be issued in one or more series under an indenture (the "Indenture"), to be entered into between the Company and a financial institution as Trustee (the "Trustee"). The statements herein relating to the Debt Securities and the Indenture are summaries and are subject to the detailed provisions of the applicable Indenture. The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The description of the Indenture set forth below assumes that the Company has entered into the Indenture. The Company will execute the Indenture when and if the Company issues Debt Securities. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus.

GENERAL

The Indenture will not limit the aggregate amount of Debt Securities which may be issued thereunder, nor will it limit the incurrence or issuance of other secured or unsecured debt of the Company.

The Debt Securities will be unsecured general obligations of the Company and will rank with all other unsecured and unsubordinated obligations of the Company as described in the applicable Prospectus Supplement. The Indenture will provide that the Debt Securities may be issued from time to time in one or more series. The Company may authorize the issuance and provide for the terms of a series of Debt Securities pursuant to a supplemental indenture.

The applicable Prospectus Supplement relating to the particular series of Debt Securities will describe specific terms of the Debt Securities offered thereby, including, where applicable:

      (1) the specific designation of such Debt Securities;

      (2) any limit upon the aggregate principal amount of such Debt Securities;

      (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates;

      (4) the rate or rates (which may be fixed, variable or zero) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates;

      (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

      (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;

      (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities may be redeemed, in whole or in part, at the option of the Company;

      (8) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations;

      (9) the denominations in which such Debt Securities are authorized to be issued;

     (10) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable;

     (11) if the amount of payments of principal of and premium, if any, or any interest, if any, on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amount shall be determined;

     (12) if the amount of payments of principal of and premium, if any, or interest, if any, on such Debt Securities may be determined with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which such amount shall be determined;

     (13) if other than the entire principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;

     (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date;

     (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities;

     (16) the application, if any, of such means of defeasance as may be specified for such Debt Securities; and

     (17) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued only in fully registered form without coupons. Unless the Prospectus Supplement relating thereto specifies otherwise, Debt Securities will be denominated in U.S. dollars and will be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

Debt Securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

If the amount of payments of principal of and premium, if any, or any interest on Debt Securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula and securities or commodities will be described in the applicable Prospectus Supplement.

If the principal of and premium, if any, or any interest on Debt Securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the applicable Prospectus Supplement.

The Prospectus Supplement, with respect to any particular series of Debt Securities being offered thereby which provide for optional redemption, prepayment or conversion of such Debt Securities on the occurrence of certain events, such as a change of control of the Company, will provide:

      (1) a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of the Company's securities or the ability to obtain additional financing in the future;

      (2) a statement that the Company will comply with any applicable provisions of the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by the Company (including, if such Debt Securities are convertible, Rule 13e-4);

      (3) a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such Debt Securities would be effectively subordinated;

      (4) a disclosure of the effect of any failure to repurchase under the applicable Indenture, including in the event of a change of control of the Company;

      (5) a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

      (6) a discussion of any definition of "change of control" contained in the applicable Indenture.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

                            DESCRIPTION OF WARRANTS

The Company has no Warrants outstanding as of the date hereof (other than outstanding options issued pursuant to CCA's employee and director incentive plans and Prison Realty's employee and trustee incentive plans and assumed by the Company in the Merger). The Company may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, and shall set forth the following: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the designation, number of terms of the shares of Preferred Stock, Common Stock or Debt Securities purchasable upon exercise of such Warrants; (5) the designation and terms of the Offered Securities, if any, with which such

Warrants are issued and the number of such Warrants issued with each such Offered Security; (6) the date, if any, on and after which such Warrants and the related Preferred Stock, Common Stock or Debt Securities will be separately transferable; (7) the price at which each share of Preferred Stock, Common Stock or Debt Securities purchasable upon exercise of such Warrants may be purchased;
(8) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such Warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax consequences; and (12) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

The Company may sell the Offered Securities through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

The distribution of the Offered Securities may be effected from time to time in one or more transactions (which may involve block transactions) on the NYSE or otherwise pursuant to and in accordance with the applicable rules of the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of Common Stock Warrants or through the issuance of Preferred Stock convertible into Common Stock (whether such Common Stock Warrants or shares of Preferred Stocks are listed on a securities exchange or otherwise) or a combination of such methods of distribution, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (any of which may represent a discount from the prevailing market prices). The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of the Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Securities for whom they may act as agent. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them, and any profit realized by them on resale of the Offered Securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Any shares of Common Stock sold pursuant to this Prospectus will be listed on the NYSE, subject to official notice of issuance. Unless otherwise specified in the applicable Prospectus Supplement, each series of Offered Securities other than Common Stock will be a new issue with no established trading market. The Company may elect to list any series of Preferred Stock or other securities on an exchange, but it is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the Offered Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Offered Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Common Stock. In addition, set forth below is a general discussion of the material U.S. federal income tax considerations relating to the treatment of the Company as a REIT and ownership of Common Stock therein. The discussion is based on the Code, current and proposed Treasury Regulations promulgated thereunder, administrative rulings and applicable judicial decisions, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to deal with all aspects of federal income taxation that may be relevant to particular holders of Common Stock in view of their personal circumstances and, except as otherwise specifically indicated, is not addressed to certain types of holders subject to special treatment under federal income tax law, such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons that hold Common Stock that are a hedge or that are hedged against currency risks or that are part of a "straddle" or "conversion" transaction, and foreign persons.

In the opinion of Stokes & Bartholomew, P.A., commencing with its taxable year ending December 31, 1999, the Company is organized in conformity with the requirements for qualification as a REIT and its proposed method of operation as described in this Prospectus will permit it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Qualification of the Company as a REIT will depend upon its ability to meet, through actual annual and other operating results, the various qualification tests imposed under the Code, as discussed below. Such opinion assumes, although no assurance can be given, that the actual results of the Company's operations for any one taxable year will satisfy such requirements. See "-- Taxation of the Company -- Failure to Qualify" below.

EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

GENERAL. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Code for federal income tax purposes commencing with its taxable year ending December 31, 1999. The Company believes it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. However, no assurance can be given that the Company will qualify or will remain qualified as a REIT.

The requirements relating to the federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretation thereof.

OPINION OF COUNSEL. In the opinion of Stokes & Bartholomew, P.A., special tax counsel to the Company, commencing with its taxable year ending December 31, 1999, the Company is organized in conformity with the requirements for qualification as a REIT within the meaning of the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Stokes & Bartholomew, P.A. is based on various assumptions and on certain factual representations of the Company which are incorporated into such opinion. Opinions of counsel are not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS will not challenge the opinion of Stokes & Bartholomew, P.A. or that any such challenge would not be successful. Moreover, the Company's qualification and taxation as a REIT depends upon the ability of the Company to meet, through actual annual operating results, the distribution levels, diversity of stock ownership and the various other qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Stokes & Bartholomew, P.A. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements.

TAXATION AS A REIT. As a REIT, the Company generally is not subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is distributed currently to its stockholders because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from investment in a corporation. However, the Company may be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed taxable income of the Company, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on a lease or an indebtedness held by a REIT) that is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from a "prohibited transaction" (generally, a sale or other disposition of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute with respect to each calendar year at least the sum of
(i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For purposes of this 4% excise tax, any income, including net capital gains, on which the Company pays regular corporate income tax is treated as having been distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation which is generally subject to a full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of the asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition over the adjusted basis in such asset as of such time), such gain will be subject to tax at the highest regular corporate rate applicable. This result as to the recognition of "built-in gain" assumes that the REIT makes an election pursuant to IRS Notice 88-19 or applicable future administrative rules or Treasury Regulations.

REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for the REIT provisions of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year, not more than 50% in value of the outstanding capital stock of which is owned, directly or indirectly (through the application of certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities); and
(vii) which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For taxable years beginning after 1997, if a REIT complies with Treasury Regulations that provide procedures for ascertaining the actual ownership of its shares for such taxable year and the REIT did not know (and with the exercise of reasonable diligence could not have known) that it failed to meet the requirement of condition (vi) above for such taxable year, the REIT will be treated as having met the requirement of condition (vi) for such year.

The Company satisfies the requirements set forth in (i) through (iv) above and has issued sufficient Common Stock and Preferred Stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi) above. The Charter of the Company includes certain restrictions regarding transfers of the Company's Common Stock and Preferred Stock that are intended to assist the Company in satisfying the stock ownership requirements described in (v) and (vi) above. Such restrictions may not be adequate in all cases, however, to prevent transfers of the Company's Common Stock or Preferred Stock in violation of the ownership limitations. See "Description of Capital
Stock -- Restrictions on Transfer -- Ownership Limits."

In addition to the foregoing organizational requirements, a REIT must also satisfy certain other tests (described below) regarding the nature of its income and assets. In applying these tests, a corporation that is a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code) will not be treated as a separate corporation. Instead, all of its assets, liabilities, income, deductions and credits will be treated as owned, realized or incurred (as the case may be) directly by the REIT. In general, a qualified REIT subsidiary is a corporation all of the stock of which is owned by a REIT. The Company has a number of "qualified REIT subsidiaries." In applying the income and asset tests described below to the Company, the separate existence of these subsidiaries will be ignored, and their assets, liabilities, income, deductions and credits will be treated as assets, liabilities, income, deductions and credits of the Company.

INCOME TESTS. For the Company to maintain its qualification as a REIT, it must satisfy two gross income requirements on an annual basis. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property (including rents from real property, lease commitment fees, certain mortgage interest and dividends from qualified REITs) or from "qualified temporary investment income" (generally, income attributable to the temporary investment of new capital received by the Company) (the "75% income test"). Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the foregoing sources or from dividends, interest, and gain from the sale or disposition of stock or securities (the "95% income test").

If the Company fails to satisfy one or both of the 75% income test or the 95% income test for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (ii) a schedule of the sources of qualifying income is attached to the Company's federal income tax return for such taxable year, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above, in "-- Taxation of the Company -- Taxation of a REIT", even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

"Rents from real property" generally means the gross amount received for the use of, or the right to use, a REIT's real property. Rents received by the Company qualify as "rents from real property" in satisfying the gross income requirements for a REIT only if several conditions are met. First, the leases under which the rents are paid must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether a lease is a true lease depends on surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee is required to use its best efforts to perform its obligations under the agreement), (iv) the extent to which the property owner retains the risk of loss with respect to the operation of the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage with respect to the property), and (v) the extent to which the property owner retains the burdens and benefits of ownership of the property.

Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property; (ii) the service recipient controls the property; (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property); (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract; (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient; and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

The Company and Operating Company have entered into the Operating Company Leases relating to those facilities owned by the Company that are not leased to government entities. The terms and conditions of the Operating Company Leases are described under "Information About the Company -- Relationship with Operating Company -- Leases." The Operating Company Leases should qualify as true leases for federal income tax purposes, based, in part, on the following facts: (i) the Operating Company Leases are styled as leases (e.g., the Company holds legal title to the facilities, and the Operating Company Leases give Operating Company the right to possession of the facilities), and the Company and Operating Company have represented that they intend their relationship to be that of lessor and lessee, (ii) the Company has represented that the useful life of each of the facilities extends for a significant period of time beyond expiration of the Operating Company Leases, (iii) the facilities should have significant residual value after expiration of the terms of the Operating Company Leases, (iv) the Operating Company Leases do not provide Operating Company with the right to purchase the facilities at a bargain price, (v) the Company is entitled to receive significant rental income under the Operating Company Leases, and (vi) the Company and Operating Company have represented that the rents payable under the Operating Company Leases are fair market rents.

Investors should be aware that there are no controlling Treasury Regulations, published rulings or judicial decisions involving leases with terms substantially the same as the Operating Company Leases that address whether such leases are true leases for federal income tax purposes. Therefore, the conclusion as to the status of the Operating Company Leases is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered by Stokes & Bartholomew, P.A. to be analogous. If the Operating Company Leases are recharacterized as service contracts or partnership agreements rather than true leases, part or all of the payments that the Company receives from Operating Company would not be considered rent and would not otherwise satisfy the various requirements for qualification as "rents from real property." In that event, the Company likely would not satisfy either the 75% income test or the 95% income test and, as a result, would lose its REIT status.

Another requirement for the qualification of rents as "rents from real property" is that the Company, or an owner of 10% or more of the Company, must not own, directly or constructively (through the application of certain stock attribution rules), 10% or more of the voting power or total number of outstanding shares of a corporate tenant or 10% or more of the assets or net profits of a non-corporate tenant (a "Related Party Tenant") at any time during a taxable year. To enable the Company to comply with these rules, the Company's Charter provides that no person may own, directly or constructively (through application of certain stock attribution rules), more than 9.8% of the outstanding shares of the Company's Common Stock or 9.8% of the outstanding shares of the Company's Preferred Stock. See "Description of Capital Stock -- Restrictions on Ownership of Capital Stock" Assuming these ownership limitations are complied with, no person should own (directly or constructively) 10% or more of both the Company and a tenant of the Company. The stock attribution rules, however, are highly complex and difficult to apply, and the Company may inadvertently enter into leases with tenants who, through application of such rules, will constitute Related Party Tenants. In such event, rent paid by the Related Party Tenant will not qualify as "rents from real property," which may jeopardize the Company's status as a REIT.

The Company owns directly all of the Operating Company Non-Voting Common Stock. The total number of shares of the Operating Company Non-Voting Common Stock equals approximately 9.5% of the shares of the Operating Company Capital Stock outstanding, and such shares represent approximately a 9.5% economic interest in Operating Company. Therefore, the Company's ownership of these shares should not be a violation of the Related Party Tenant rules. The Company does not intend to, and has represented that it will not, increase its direct or constructive ownership of Operating Company to a level which would violate the Related Party Tenant rules. Furthermore, the Company and Operating Company have entered into an agreement providing that the Operating Company will not redeem any shares of its capital stock if the effect of such redemption would be to cause the Company to own (directly or constructively) 10% or more of the total outstanding Operating Company Capital Stock.

The Company also holds the Operating Company Note. If the Operating Company Note is treated for federal income tax purposes as equity rather than debt, the Company could be deemed to own in excess of 10% of the total outstanding Operating Company Capital Stock in violation of the Related Party Tenant rules. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. Among the criteria that have been found relevant in characterizing such instruments are the following: (i) the intent of the parties, (ii) the extent of participation in management by the holder of the instrument, (iii) the ability of the corporation to obtain funds from outside sources, (iv) the "thinness" of the capital structure in relation to debt (based on fair market value of the debtor's assets, including intangible assets), (v) the risk involved, (vi) the formal indicia of the arrangement, (vii) the relative position of the creditor in question versus other creditors regarding payment of interest and principal, (viii) the voting power of the holder of the instrument,
(ix) the provision of a fixed rate of interest, (x) the contingency of the obligation to repay, (xi) the source of repayment, (xii) the presence or absence of a fixed maturity date, and (xiii) whether the note is guaranteed or otherwise secured.

Stokes & Bartholomew, P.A. is of the opinion that the Operating Company Note will be treated as debt for federal income tax purposes. Such opinion is based, in part, on various facts, including that the Operating Company Note (i) is clearly denominated as debt, (ii) has a fixed maturity date of 10 years, (iii) provides for a fixed rate of interest,

(iv) requires that interest only be payable during the first four years of the term of the Operating Company note and that principal be amortized over years five through ten of such term, (v) requires that certain excess cash flow be used to prepay the note and (vi) is partially guaranteed by Doctor R. Crants. In addition, Operating Company has represented that, based upon internal projections, it anticipates that the Operating Company Note will be repaid prior to its maturity date. There are, however, no controlling Treasury Regulations, published rulings or judicial decisions involving indebtedness with terms substantially the same as the Operating Company Note that address whether such indebtedness is to be treated as debt for federal income tax purposes. Therefore, the opinion of Stokes & Bartholomew, P.A. with respect to the status of the Operating Company Note is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered by Stokes & Bartholomew, P.A. to be analogous. If the Operating Company Note is recharacterized as equity, part or all of the payments that the Company receives from Operating Company likely would not be considered as "rents from real property". In that event, based upon the expected amount of rent to be paid to the Company by Operating Company under the Operating Company Leases, the Company likely would not satisfy either the 75% income test or the 95% income test and, as a result, would lose its REIT status.

In addition to the foregoing requirements, the amount of rent, to qualify as "rents from real property", must not be based in whole or in part on the income or profits of any person. However, rents received or accrued generally will not be disqualified as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Also, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property". Finally, rents generally will not qualify as "rents from real property" if the Company operates or manages the property or furnishes or renders services to the tenants of such property, other than through an independent contractor who is adequately compensated and from whom the Company derives no income. The Company, however, (i) may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property, and (ii) may render, for tax years beginning after 1997, a de minimis amount of otherwise impermissible services, if the amount received for such services does not exceed 1% of all income from the property during the tax year. The amount treated as received for impermissible services generally may not be less than 150% of the cost to the Company in rendering or furnishing such services. Amounts received for otherwise impermissible services do not qualify as "rents from real property" even if within the 1% limitation. If the amount received by the Company for impermissible services exceeds the 1% limitation, then no amounts received or accrued from the property during the tax year will qualify as "rents from real property". The rents received by the Company from Operating Company should satisfy these requirements.

All interest (other than interest based on the net income of any person) is qualifying income for purposes of the 95% income test. However, only interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% income test. If the loan value of real property (determined as of the time the commitment to make or purchase the loan becomes binding) equals or exceeds the amount of the loan, all interest on the loan will be allocated to the real property and will thus qualify as mortgage interest. If the loan value is less than the amount of the loan, interest will be allocated to the real property in the same proportion as the loan value bears to the amount of the loan. Interest received under an installment contract for the sale of real property should be treated as mortgage interest to the extent of the value of the underlying real property.

The Company has acquired in the Merger certain leases to government entities. Under each of these leases, either (i) the governmental entity, as lessee, has an option to purchase the leased facility for a specified, below-market amount, which typically declines over the term of the lease, or (ii) the facility automatically reverts to the government entity at the conclusion of the lease. Primarily because of these features, it is likely that the leases will be treated as financing arrangements for federal income tax purposes rather than as true leases. Therefore, a portion of each lease payment will be treated as interest income, and a portion will be treated as a return of principal. The interest should be treated as mortgage interest to the extent of the value of the underlying facility and therefore as qualifying income for purposes of both the 75% income test and the 95% income test. If, however, the amount financed exceeds the value of the underlying real property, interest will be allocated to the underlying property (and thus treated as mortgage interest) in the same proportion as the loan value of the property bears to the amount of the loan. In rendering its opinion as to the qualification of the Company as a REIT, Stokes & Bartholomew, P.A. has assumed that the value of the underlying real property under each of the government leases equals or exceeds the amount of the financing.

The Company will realize on a regular basis (i) interest income under the Operating Company Note, (ii) license fees under the Trade Name Use Agreement relating to the use of the CCA name, and (iii) dividend income on its non-voting common stock in Service Company A and Service Company B. Because CCA intends to elect out of the installment method, gain attributable to the Operating Company Note will be recognized by CCA in its taxable year ending December 31, 1998. The interest income under the Operating Company Note and the dividends from Service Company A and Service Company B should be qualifying income for purposes of the 95% income test but not for purposes of the 75% income test. The license fees under the Trade Name Use Agreement are nonqualifying for purposes of both the 95% income test and the 75% income test. The Company anticipates that, taking into account these other sources of income, it nonetheless satisfies and will continue to satisfy the 75% income test and the 95% income test.

The IRS has the authority under a number of Code sections to reallocate income and deductions between the Company and Operating Company. For example, the IRS may assert that the rents payable by Operating Company are excessive and treat the excess as attributable to the Trade Name Use Agreement, the management contracts acquired with the Operating Company Note or some other source. Such a reallocation could cause the Company to fail one or both of the 75% income test and the 95% income test, which in turn could cause the Company to lose its status as a REIT. To ensure that the amounts charged as rent under the Operating Company Leases are fair market rents, the Company has obtained independent appraisals of the facilities and an independent analysis of the appropriate lease rates for the facilities. This appraisal and analysis will not be binding on the IRS, however, and the IRS may attempt to reallocate the payments from Operating Company as described above. If the IRS is successful, the Company may lose its status as a REIT. In rendering its opinion as to the qualification of the Company as a REIT, Stokes & Bartholomew, P.A. has assumed that the payments from Operating Company to the Company are correctly allocated in the Operating Company Leases and other agreements between Operating Company and the Company.

ASSET TESTS. For the Company to qualify as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (which for this purpose includes real estate assets held by a "qualified REIT subsidiary" of the Company) and cash, cash items and government securities. Second, no more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a "qualified REIT subsidiary" or another REIT).

Total assets for purposes of these tests include only those assets that appear on the Company's balance sheet prepared in accordance with generally accepted accounting principles. In applying the 5% and 10% tests, the term "issuer" has the same meaning as when used in the Investment Company Act of 1940, as amended (the "ICA"). Under the ICA, such term means generally "every person who issues or proposes to issue any security, or has outstanding any security which it has issued." Under this definition and various administrative rulings interpreting this definition, each of the Service Companies and Operating Company should be treated as a separate issuer.

The asset tests are generally applied as of the close of each quarter. Shares in other REITs generally are valued at the higher of market value or asset value. Securities (other than REIT shares) for which market quotations are readily available must be valued at market value. The value of all other REIT assets must be determined in good faith by the Board of Directors of the Company.

As of the end of the first calendar quarter of 1999, the total value of the Company's real estate assets are expected to exceed 75% of the value of the Company's total assets. In addition, the Company should not own more than 10% of the voting securities of any one issuer, nor should the value of any one issuer's securities exceed 5% of the value of the Company's total assets. If, however, the Service Companies and Operating Company are not treated as separate issuers, the Company likely would not satisfy the 5% test or the 10% test and as a result would not qualify as a REIT.

In an effort to ensure compliance with the asset tests, the Company has obtained appraisals of the facilities and of the Operating Company Note, the Operating Company Non-Voting Common Stock, and the non-voting common stock of Service Company A and Service Company B. These appraisals, however, will not be binding on the IRS, and the IRS may assert that the Company has not satisfied one or more of the asset tests. If the IRS is successful in any such challenge, the Company might lose its status as a REIT. In rendering its opinion as to the qualification of the Company as a REIT, Stokes & Bartholomew, P.A. has assumed that the Company will satisfy the asset tests.

After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. It is intended that the Company will maintain adequate records of the value of its assets to ensure compliance with the asset tests, and will take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action always will be successful.

ANNUAL DISTRIBUTION REQUIREMENTS. To be taxed as a REIT, the Company is required to meet certain annual distribution requirements. The Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (1) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (2) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

To the extent that the Company does not distribute all of its net capital gain or distributes at least 95% (but less than 100%) of its REIT taxable income, as adjusted, it is subject to tax on the undistributed portion, at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company fails to distribute for each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed ordinary income and capital gain net income from prior periods, the Company is subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement and to avoid liability for excise taxes.

It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of non-cash deductions. In the event that such situation occurs, and the Company is not able to meet such requirement by distributions made in the following taxable year in accordance with those requirements of the Code described above, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowing or to pay dividends in the form of taxable share dividends. If the amount of nondeductible expenses exceeds non-cash deductions, the Company may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

Under certain circumstances in which an adjustment is made by the IRS that affects the amount that should have been distributed for a prior taxable year, the Company may be able to rectify the failure to meet such distribution requirement by paying "deficiency dividends" to stockholders in the later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

NON-REIT EARNINGS AND PROFITS. To maintain its qualification as a REIT, the Company cannot complete any taxable year with accumulated earnings and profits from a taxable corporation. Accordingly, the Company is required to distribute the accumulated earnings and profits of CCA, as determined for federal income tax purposes (the "Earnings and Profits Distribution"), before the end of its first calendar year as a REIT. Under applicable ordering rules, distributions made by the Company to comply with this requirement generally will be treated as having been made first from CCA's accumulated earnings and profits, and then from the Company's current and accumulated earnings and profits. The Earnings and Profits Distribution will be taken into account by the stockholders of the Company as ordinary dividend income. Although the law is not entirely clear, the Earnings and Profits Distribution might not be eligible for the dividends received deduction generally available for corporate stockholders. In rendering its opinion as to the qualification of the Company as a REIT, Stokes & Bartholomew, P.A. has assumed that the Company will distribute all of CCA's earnings and profits in accordance with the foregoing requirements.

FAILURE TO QUALIFY. If the Company fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, the Company would be subject to tax (including any applicable alternative minimum tax) on its income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in any circumstances the Company would be entitled to such statutory relief.

TAXATION OF STOCKHOLDERS

GENERAL. The following is a general discussion of material federal income tax consequences to holders of the Common Stock. The federal income tax consequences of any Preferred Stock, Common Stock Purchase Rights, Debt Securities or Warrants to be issued pursuant to this Registration Statement will be set forth in a supplement to this Prospectus. There can be no assurance that the IRS will not successfully challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences of acquiring, holding or disposing of the Common Stock.

This discussion does not deal with all aspects of United States federal income taxation that may be important to holders of the Common Stock and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all tax consequences that may be important to a particular holder in light of its personal circumstances (such as holders subject to the alternative minimum tax provisions of the Code), or to certain types of holders (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who hold the Common Stock in connection with a straddle or hedge, a conversion transaction or other integrated transactions or persons whose "functional currency" is not the U.S. dollar) that may be subject to special rules.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THEIR PARTICIPATION IN THIS OFFERING, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.

TAXATION OF TAXABLE U.S. STOCKHOLDERS. As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. As used herein, the term "U.S. Stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity taxable as such created or organized in or under the laws of the United States or of any State (including the District of Columbia), (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes, regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

Distributions that are properly designated by the Company as capital gain dividends are subject to special treatment. According to a notice published by the IRS, until further guidance is issued, if the Company designates a dividend as a capital gain dividend, it may also designate the dividend as (i) a 20% rate gain distribution, (ii) an unrecaptured Section 1250 gain distribution (25% rate) or (iii) a 28% rate gain distribution. The maximum amount which may be designated in each class of capital gain dividends is determined by treating the Company as an individual with capital gains that may be subject to the maximum 20% rate, the maximum 25% rate, and the maximum 28% rate. If the Company does not designate all or part of a capital gain dividend as within such classes, the undesignated portion will be considered as a 28% rate gain distribution. Such designations are binding on each stockholder, without regard to the period for which the stockholder has held its Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that they do not exceed the adjusted basis of the U.S. Stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the U.S. Stockholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a U.S. Stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the U.S. Stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

U.S. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, U.S. Stockholders generally will not be able to apply any passive activity losses (such as losses from certain types of limited partnerships in which a U.S. Stockholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the U.S. Stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify U.S.

Stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6% and the tax rate on long-term capital gains applicable to non-corporate taxpayers generally is 20% for sales and exchanges of assets held for more than one year. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. All or a portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Distributions from the Company and gain from the disposition of shares will not ordinarily be treated as passive activity income, and therefore, stockholders generally will not be able to apply any "passive losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital) and gain from the disposition of shares generally will be treated as investment income for purposes of the investment interest limitation.

The Company will report to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Foreign Stockholders" below.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the

Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of
Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI.

TAXATION OF FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in the capital stock of the Company, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

Distributions that are not attributable to gain from sales or exchanges by the Company of a U.S. real property interest and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the stockholder is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder (31% if appropriate documentation evidencing such Non-U.S. Stockholders' foreign status has not been provided) unless (1) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or (2) the Non-U.S. Stockholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is "effectively connected" income. The Treasury Department issued final regulations in October 1997 that modify the manner in which the Company complies with the withholding requirements, generally effective for distributions after December 31, 1999.

Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, amounts in excess thereof may be withheld by the Company. However, any such excess amount withheld would be refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. Under a separate provision, the Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% (or 31%, if applicable) on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or 31%, if applicable) will be subject to withholding at a rate of 10%.

For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

The Company is required to withhold from distributions to Non-U.S. Stockholders, and remit to the IRS, (a) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and (b) 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of the Company's earnings and profits may be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Company's current or accumulated earnings and profits. Tax treaties may reduce the Company's withholding obligations. If the amount withheld by the Company with respect to a distribution to a Non-U.S. Stockholder exceeds the stockholder's United States tax liability with respect to such distribution (as determined under the rules described above), the Non-U.S. Stockholder may file for a refund of such excess from the IRS. It should be noted that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares of capital stock generally will not be taxed under FIRPTA if a REIT is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company currently believes that it is and will continue to be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. However, because the Common Stock is publicly traded, no assurance can be given the Company will in fact be a "domestically controlled REIT." Gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares of capital stock is "effectively connected" with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as United States stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual who was present in the U.S. will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals). A purchaser of shares of capital stock from a Non-U.S. Stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if the Company is a domestically controlled REIT. Otherwise, under FIRPTA the purchaser of shares may be required to withhold 10% of the purchase price and remit such amount to the IRS.

                             OTHER TAX CONSEQUENCES

The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

A fiduciary of an ERISA Plan should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any of such ERISA Plan's assets in shares of the Company's capital stock. Accordingly, such fiduciary should consider whether the investment (i) satisfies the diversification requirements of section 404(a)(1)(C) of ERISA, (ii) is in accordance with the documents and instruments governing the ERISA Plan to the extent consistent with ERISA, (iii) is prudent and an appropriate investment for the ERISA Plan, based on examination of the ERISA Plan's overall investment portfolio and (iv) is for the exclusive benefit of ERISA Plan participants and beneficiaries, as required by ERISA.

In addition to the imposition of general fiduciary standards, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving ERISA Plans and persons who have certain relationships to ERISA Plans ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). The Code's prohibited transaction rules also apply to certain direct or indirect transactions between "disqualified persons" and individual retirement accounts or annuities ("IRAs"), as defined in section 408(a) and (b) of the Code. Thus, an ERISA Plan fiduciary and an IRA considering an investment in shares also should consider whether the acquisition or the continued holding of shares might constitute or give rise to a prohibited transaction.

Those persons proposing to invest on behalf of ERISA Plans should also consider whether a purchase of one or more shares of capital stock will cause the assets of the Company to be deemed assets of the ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. The Department of Labor (the "DOL") has issued regulations (the "DOL Regulations") as to what constitutes assets of an ERISA Plan under ERISA. Under the DOL Regulations, if an ERISA Plan acquires an equity interest in an entity, the ERISA Plan's assets would include, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code, both the equity interest and an undivided interest in each of the entity's underlying assets unless (a) such interest is a "publicly offered security," (b) such interest is a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or (c) another specified exception applies.

                                 LEGAL MATTERS

The legality of the Offered Securities issued pursuant to any Prospectus Supplement will be passed upon by Stokes & Bartholomew, P.A. As to matters of Maryland law contained in its opinion, Stokes & Bartholomew, P.A. will rely on the opinion of Miles & Stockbridge P.C. In addition, Stokes & Bartholomew, P.A. will provide an opinion with respect to certain tax matters which form the basis of the discussion under "Material Federal Income Tax Consequences".

                                    EXPERTS

The financial statements included or incorporated by reference in this Prospectus or elsewhere in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are included or incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                           PAGE
                                                           ----
PRISON REALTY CORPORATION
  Unaudited Pro Forma Combined Financial Statements......   F-2
  Prison Realty Corporation Pro Forma Combined Balance
     Sheet as of September 30, 1998......................   F-3
  Prison Realty Corporation Pro Forma Combined Statement
     of Operations for the Year Ended December 31,
     1997................................................   F-8
  Prison Realty Corporation Pro Forma Combined Statement
     of Operations for the Nine Months Ended September
     30, 1998............................................  F-15

CORRECTIONAL MANAGEMENT SERVICES CORPORATION
  Report of Independent Public Accountants...............  F-22
  Balance Sheet as of September 11, 1998.................  F-23
  Notes to Balance Sheet.................................  F-24

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

On December 31, 1998, CCA merged with and into the Company, with the Company as the surviving entity, and on January 1, 1999, Prison Realty merged with and into the Company, with the Company as the surviving entity. Additionally, on April 17, 1998, Prison Realty acquired all of the outstanding capital stock and derivative securities of U.S. Corrections Corporation for a cash payment to U.S. Corrections Corporation's shareholders of $157.0 million plus the assumption of certain liabilities.

The Merger will be accounted for as a common control transfer from CCA to the Company at historical cost and the purchase of Prison Realty by the Company. As such, CCA will be treated as the acquiring company and Prison Realty will be treated as the acquired company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (i) Prison Realty's assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (ii) CCA's assets and liabilities be carried forward at historical cost; (iii) CCA's historical financial statements be presented as the continuing accounting entity's; and (iv) the equity section of the balance sheet and earnings per share be retroactively restated to reflect the effect of the exchange ratio established in the Merger Agreement. The Unaudited Pro Forma Combined Financial Statements have been adjusted to reflect the above provisions.

The purchase method of accounting prescribes that the assets and liabilities owned by Prison Realty be adjusted to estimated fair market value. The fair market value of the assets and liabilities of Prison Realty have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Prison Realty will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following selected unaudited pro forma financial information may differ from the amounts ultimately determined.

The following Unaudited Pro Forma Combined Financial Statements represent the unaudited pro forma combined financial results for the Company (the continuing registrant) as of September 30, 1998 and the nine months then ended and for the year ended December 31, 1997, respectively. The Pro Forma Combined Statement of Operations is presented as if the Merger had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statement of Operations. The Pro Forma Combined Balance Sheet is presented as if the Merger had occurred on September 30, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Merger, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                        SUM OF CCA                                  PRISON REALTY
                                                                         PRO FORMA    PRISON REALTY      TOTAL       CORPORATION
                                             CCA        PRISON REALTY   ADJUSTMENTS     PRO FORMA      PRO FORMA      ADJUSTED
                                         (HISTORICAL)   (HISTORICAL)         H         ADJUSTMENTS    ADJUSTMENTS     PRO FORMA
                                         ------------   -------------   -----------   -------------   -----------   -------------
Current assets:
  Cash, cash equivalents and restricted
    cash................................   $ 27,627       $  1,020       $  (3,347)     $      --      $  (3,347)    $   25,300
  Accounts receivable, net of
    allowances..........................    140,291             --        (136,660)            --       (136,660)         3,631
  Prepaid expenses......................      8,032             --          (8,032)            --         (8,032)            --
  Other.................................      3,317             --          (3,317)            --         (3,317)            --
                                           --------       --------       ---------      ---------      ---------     ----------
    Total current assets................    179,267          1,020        (151,356)            --       (151,356)        28,931
Property and equipment, net.............    613,892        763,260         (38,833)       409,048A       271,920      1,649,072
                                                                                         (133,295)B
                                                                                           35,000F
Other long-term assets:
  Notes receivable......................      1,151             --         137,000             --        137,000        138,151
  Investment in direct financing
    leases..............................     75,217             --              --             --             --         75,217
  Deferred tax assets...................     14,627             --              --        (54,627)C      (14,627)            --
                                                                                           40,000C
  Investments...........................         --             --         138,866             --        138,866        138,866
  Other assets..........................     60,773         11,482         (50,153)            --        (50,153)       (22,102)
                                           --------       --------       ---------      ---------      ---------     ----------
                                           $944,927       $775,762       $  35,524      $ 296,126      $ 331,650     $2,052,339
                                           ========       ========       =========      =========      =========     ==========
Current liabilities:
  Accounts payable......................   $ 74,299       $ 15,190       $ (49,392)     $      --      $ (49,392)    $   40,097
  Accrued salaries and wages............     12,104             --         (12,104)            --        (12,104)            --
  Line of credit........................         --        237,800              --             --             --        237,800
  Distributions payable.................         --         12,509              --        273,000G       273,000        285,509
  Income taxes payable..................        614             --              --             --             --            614
  Deferred tax liabilities..............      2,799             --              --         (2,799)C       (2,799)            --
  Other accrued expenses................     21,553             --           9,873         35,000F        38,923         60,476
                                                                                           (5,950)B
  Current portion of long-term debt.....        108             --              --             --             --            108
  Current portion of deferred gain on
    real estate and investments.........     13,294             --              --        (13,294)B      (13,294)            --
                                           --------       --------       ---------      ---------      ---------     ----------
    Total current liabilities...........    124,771        265,499         (51,623)       285,957        234,334        624,604
Long-term debt net of current portion...    292,832             --              --             --             --        292,832
Deferred gain on real estate
  transactions..........................    114,051             --              --       (114,051)B     (114,051)            --
Deferred gain on sale of contracts......         --             --         145,040             --        145,040        145,040
Deferred tax liabilities................         --             --              --         40,000C        40,000         40,000
Other noncurrent liabilities............         --             --              --             --             --             --
                                           --------       --------       ---------      ---------      ---------     ----------
    Total liabilities...................    531,654        265,499          93,417        211,906        305,323      1,102,476
                                           --------       --------       ---------      ---------      ---------     ----------
Stockholders' equity
  Preferred stock.......................        376             43            (376)            --           (376)            43
  Common stock..........................     83,109            216             729        (83,838)D      (82,376)           949
                                                                                              733D
  Additional paid-in capital............    226,494        518,372            (353)       409,048A       204,005        948,871
                                                                                           83,838D
                                                                                             (733)D
                                                                                           (8,368)E
                                                                                         (279,427)G
  Retained earnings.....................    103,294         (8,368)        (57,893)       (51,828)C      (94,926)            --
                                                                                            8,368E
                                                                                            6,427G
  Treasury stock at cost................         --             --              --             --             --             --
                                           --------       --------       ---------      ---------      ---------     ----------
    Total stockholders' equity..........    413,273        510,263         (57,893)        84,220         26,327        949,863
                                           --------       --------       ---------      ---------      ---------     ----------
                                           $944,927       $775,762       $  35,524      $ 296,126      $ 331,650     $2,052,339
                                           ========       ========       =========      =========      =========     ==========

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET

A To record the increase in Prison Realty's assets to fair market value resulting from the allocation of the purchase price. The estimated purchase price was calculated as follows:

   Implied common stock value of Prison Realty based on average share price at announcement of Merger of $37.86 multiplied by the common shares outstanding of 21,581 at September 30,
   1998........................................................  $ 817,057
   Implied preferred stock value of Prison Realty based on
   average share price at announcement of Merger of $23.78
   multiplied by the preferred shares outstanding of 4,300 at
   September 30, 1998..........................................    102,254
                                                                 ---------
        Total implied fair market value of Prison Realty.......    919,311
   Less net book value of net assets...........................   (510,263)
                                                                 ---------
   Asset basis adjustment......................................  $ 409,048
                                                                 =========

B To record reduction in basis of real estate assets related to the deferred gain carried on the books of CCA prior to the Merger. The deferred gain resulted from previous sales of real estate assets to Prison Realty.

C To record adjustments to CCA's deferred tax assets and liabilities due to the tax status of the Company as a REIT subsequent to the Merger.

D To restate CCA's stockholders' equity for the effects of the common control transfer from CCA to the Company. Each share of CCA Common Stock outstanding as of the date of the common control transfer (approximately 83,838 after conversion of Series B Preferred Stock) will be converted into 0.875 shares of the Company's Common Stock, resulting in the issuance of approximately 73,358 shares of the Company's Common Stock to CCA common shareholders. The CCA Common Stock has a $1.00 par value per share and the Company's Common Stock has a $0.01 par value per share.

E  To eliminate the retained earnings of Prison Realty.

F To record the estimated costs of the Merger to be capitalized in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

G To record the estimated Earnings and Profits Distribution which will be paid in the calendar year of the completion of the Merger.

H Refer to Schedule of CCA Pro Forma Balance Sheet Adjustments for details of the sum of CCA pro forma adjustments.

                                SCHEDULE OF CCA

                      PRO FORMA BALANCE SHEET ADJUSTMENTS
                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                     SERVICE      SERVICE     OPERATING        CCA           SUM OF
                                                    COMPANY A    COMPANY B     COMPANY      PRO FORMA     CCA PRO FORMA
                                                       EE           FF           GG        ADJUSTMENTS     ADJUSTMENTS
                                                    ---------    ---------    ---------    -----------    -------------
Current assets:
  Cash, cash equivalents and restricted cash......  $   (705)    $   (837)    $ (1,805)     $      --       $  (3,347)
  Accounts receivable, net of allowances..........   (22,703)     (33,340)     (80,617)            --        (136,660)
  Prepaid expenses................................      (667)      (1,190)      (6,175)            --          (8,032)
  Other...........................................      (569)        (824)      (1,924)            --          (3,317)
                                                    --------     --------     --------      ---------       ---------
    Total current assets..........................   (24,644)     (36,191)     (90,521)            --        (151,356)
Property and equipment, net.......................   (21,420)     (17,413)          --             --         (38,833)
Other long-term assets:
  Notes receivable................................        --           --           --        137,000CC       137,000
  Investment in direct financing leases...........        --           --           --             --              --
  Deferred tax assets.............................        --           --           --             --              --
  Investments.....................................    28,140       37,657       65,029        (65,029)CC      138,866
                                                                                                4,750CC
                                                                                              (28,140)HH
                                                                                               67,058HH
                                                                                               67,058II
                                                                                              (37,657)II
  Other assets....................................    (5,057)      (5,007)      (7,196)       (32,893)DD      (50,153)
                                                    --------     --------     --------      ---------       ---------
                                                    $(22,981)    $(20,954)    $(32,688)     $ 112,147       $  35,524
                                                    ========     ========     ========      =========       =========
Current liabilities:
  Accounts payable................................  $(17,762)    $(15,207)    $(16,423)     $      --       $ (49,392)
  Accrued salaries and wages......................    (2,894)      (2,477)      (6,733)            --         (12,104)
  Line of credit..................................        --           --           --             --              --
  Distributions payable...........................        --           --           --             --              --
  Income taxes payable............................        --           --           --             --              --
  Deferred tax liabilities........................        --           --           --             --              --
  Other accrued expenses..........................    (2,325)      (3,270)      (9,532)        25,000JJ         9,873
  Current portion of long-term debt...............        --           --           --             --              --
  Current portion of deferred gain on real estate
    and investments...............................        --           --           --             --              --
                                                    --------     --------     --------      ---------       ---------
    Total current liabilities.....................   (22,981)     (20,954)     (32,688)        25,000         (51,623)
Long-term debt net of current portion.............        --           --           --             --              --
Deferred gain on real estate transactions.........        --           --           --             --              --
Deferred gain on sale of
  contracts.......................................        --           --           --         76,721CC       145,040
                                                                                               38,918HH
                                                                                               29,401II
Deferred tax liabilities..........................        --           --           --             --              --
Other noncurrent liabilities......................        --           --           --             --              --
                                                    --------     --------     --------      ---------       ---------
    Total liabilities.............................   (22,981)     (20,954)     (32,688)       213,868          93,417
                                                    --------     --------     --------      ---------       ---------
Stockholders' equity:
  Preferred stock.................................        --           --           --           (376)BB         (376)
  Common stock....................................        --           --           --            729BB           729
                                                                                                 (353)BB
  Additional paid-in capital......................        --           --           --             --            (353)
  Retained earnings...............................        --           --           --        (32,893)DD      (57,893)
                                                                                              (25,000)JJ
  Treasury stock at cost..........................        --           --           --             --              --
                                                    --------     --------     --------      ---------       ---------
    Total stockholders' equity....................        --           --           --        (57,893)        (57,893)
                                                    --------     --------     --------      ---------       ---------
                                                    $(22,981)    $(20,954)    $(32,688)     $ 112,147       $  35,524
                                                    ========     ========     ========      =========       =========

          NOTES TO SCHEDULE OF CCA PRO FORMA BALANCE SHEET ADJUSTMENTS

BB To record conversion of CCA Series B Preferred Stock into CCA Common Stock. Each share of CCA Series B Preferred Stock is convertible into 1.94 shares of CCA Common Stock in accordance with the pre-existing call provision. The CCA Series B Preferred Stock and the CCA Common Stock both have par values of $1.00 per share.

CC To record the sale of certain contracts and the related assets and liabilities to Operating Company in exchange for a $137,000 ten year installment note and 9.5% of the common stock of Operating Company (valued at the implied value of $4,750). The implied value of the Operating Company common stock is derived from the cash investments anticipated from outside investors aggregating $16,000 in return for voting common stock equaling a total economic interest of 32% of Operating Company, which in management's opinion, is the best indicator of fair market value. The net book value of the assets to be sold to Operating Company of $65,029 result in a total gain of $76,721 which will be deferred in accordance with Staff Accounting Bulletin ("SAB") 81 and amortized into income over the six year period in which principal payments on the $137,000 installment note will be received in accordance with the installment method of gain recognition.

DD Represents adjustment to write off deferred start-up and project development costs to be expensed in accordance with Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities" which CCA anticipates adopting immediately prior to the Merger.

EE Immediately prior to the Merger, the Company and CCA, through a series of transactions, will sell to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment collapses the net assets related to the management contracts to be sold to Service Company A into an investment in the service company prior to the sale of the contracts and related net assets.

FF Immediately prior to the Merger, the Company and CCA, through a series of transactions, will sell to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment collapses the net assets related to the management contracts to be sold to Service Company B into an investment in the service company prior to the sale of the contracts and related net assets.

GG Immediately prior to the Merger, CCA will sell to Operating Company certain management contracts relating to Prison Realty-owned prison facilities and certain other net assets in exchange for an installment note in the principal amount of $137,000 and 9.5% of the common stock of Operating Company. This adjustment collapses the net assets related to the management contracts to be sold to Operating Company into an investment in Operating Company prior to the sale of the contracts and related net assets.

HH To record the sale of certain contracts and the related assets and liabilities to Service Company A in exchange for shares of non-voting common stock of Service Company A valued at the implied value of $67,058. The implied value of Service Company A is derived from the cash investments anticipated from outside investors aggregating $3,000 in return for voting common stock equaling a total economic interest of 4.25% of Service Company A, which in management's opinion, is the best indicator of fair market value.

    The net book value of the assets to be sold to Service Company A of $28,140 result in a total gain of $38,918 which will be deferred and recognized into income in subsequent periods in accordance with SAB 81.

II To record the sale of certain contracts and the related assets and liabilities to Service Company B in exchange for shares of non-voting common stock of Service Company B valued at the implied value of $67,058. The implied value of Service Company B is derived from the cash investments anticipated from outside investors aggregating $3,000 in return for voting common stock equaling a total economic interest of 4.25% of Service Company B, which in management's opinion, is the best indicator of fair market value. The net book value of the assets to be sold to Service Company A of $37,657 result in a total gain of $29,401 which will be deferred and recognized into income in subsequent periods in accordance with SAB 81.

JJ To record the pro forma effects of anticipated compensation charges to be recognized by CCA during the fourth quarter of 1998 resulting from the issuance of 4,999,996 shares of Operating Company voting common stock to certain employees of CCA. The anticipated fair market value of these common shares is based upon the implied value of Operating Company derived from the cash investments anticipated from outside investors aggregating $16,000 in return for voting common stock equaling a total economic interest of 32% of Operating Company, which in management's opinion, is the best indicator of fair market value.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                 SUM OF         SUM OF       PRISON REALTY
                                                                   CCA       PRISON REALTY    CORPORATION
                                     CCA       PRISON REALTY    PRO FORMA      PRO FORMA       ADJUSTED
                                  HISTORICAL    HISTORICAL     ADJUSTMENTS    ADJUSTMENTS      PRO FORMA
                                      A              B              C              D             F, G
                                  ----------   -------------   -----------   -------------   -------------
Revenues........................   $462,249       $19,980       $(462,249)     $ 62,048        $ 82,028
                                   --------       -------       ---------      --------        --------
Expenses:
  Operating.....................    330,470            --        (330,470)           --              --
  Lease.........................     18,684            --         (18,684)           --              --
  General and administrative....     16,025           981         (14,525)          500           2,981
  Depreciation and
     amortization...............     14,093         5,088          (6,182)       11,868          24,867
                                   --------       -------       ---------      --------        --------
                                    379,272         6,069        (369,861)       12,368          27,848
                                   --------       -------       ---------      --------        --------
Operating income................     82,977        13,911         (92,388)       49,680          54,180
Equity in earnings of
  subsidiaries..................         --            --              --       (13,252)        (13,252)
Licensing fees..................         --            --              --        (2,051)         (2,051)
Interest (income) expenses......     (4,119)         (416)            258        (9,842)        (14,119)
                                   --------       -------       ---------      --------        --------
Income before income taxes......     87,096        14,327         (92,646)       74,825          83,602
Provision for income taxes......     33,141            --         (33,141)           --              --
                                   --------       -------       ---------      --------        --------
Net income......................     53,955        14,327         (59,505)       74,825          83,602
Dividends to Preferred
  Shareholders..................         --            --              --            --              --
                                   --------       -------       ---------      --------        --------
Net income available to Common
  Shareholders..................   $ 53,955       $14,327       $ (59,505)     $ 74,825        $ 83,602
                                   ========       =======       =========      ========        ========
Net income per common share:
  Basic.........................   $   0.70       $  0.66                                      $   0.94
  Diluted.......................   $   0.61       $  0.65                                      $   0.83
Weighted average common shares
  outstanding, basic............     77,221        21,576          (9,653)E                      89,144
Weighted average common shares
  outstanding, diluted..........     90,239        22,007         (11,280)E                     100,966

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

A Represents the historical consolidated statement of operations of CCA for the year ended December 31, 1997.

B Represents the historical consolidated statement of operations of Prison Realty for the period from inception (July 18, 1997) to December 31, 1997.

C Represents the sum of CCA pro forma adjustments which remove the historical results of operations related to the management contracts to be sold as presented in the following Schedule of CCA Pro Forma Statement of Operations Adjustments.

D Represents the sum of Prison Realty pro forma adjustments which include the pro forma effects of the acquisition of USCC and the pro forma effects of the Merger as presented in the following Schedule of Prison Realty Pro Forma Statement of Operations Adjustments.

E Represents reduction in weighted average shares outstanding based on exchange ratio of 0.875 common shares of the Company in exchange for each outstanding share of CCA Common Stock resulting from the common control transfer.

F Pro forma adjustments do not include any impact of non-recurring compensation expense in the event the Company causes any Rollover Options to be cashed out in exchange for a cash payment.

G Pro forma adjustments do not include any impact of the Services Agreement and Tenant Incentive Agreement since those agreements relate to future facility construction and development services rather than historical facility construction.

                                SCHEDULE OF CCA

                 PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                 SERVICE COMPANY A   SERVICE COMPANY B   OPERATING COMPANY    SUM OF CCA PRO
                                        AA                  BB                  CC           FORMA ADJUSTMENTS
                                 -----------------   -----------------   -----------------   -----------------
Revenues.......................      $(118,805)          $(90,510)           $(252,934)          $(462,249)
                                     ---------           --------            ---------           ---------
Expenses:
  Operating....................        (92,419)           (72,438)            (165,613)           (330,470)
  Lease........................         (3,452)               (88)             (15,144)            (18,684)
  General and administrative...         (4,158)            (3,168)              (7,199)            (14,525)
  Depreciation and
     amortization..............         (3,204)            (1,978)              (1,000)             (6,182)
                                     ---------           --------            ---------           ---------
                                      (103,233)           (77,672)            (188,956)           (369,861)
                                     ---------           --------            ---------           ---------
Operating Income...............        (15,572)           (12,838)             (63,978)            (92,388)
Equity in earnings of
  subsidiaries.................             --                 --                   --                  --
Licensing fees.................             --                 --                   --                  --
Interest (income) expense......            100                  8                  150                 258
                                     ---------           --------            ---------           ---------
Income before income taxes.....        (15,672)           (12,846)             (64,128)            (92,646)
Provision for income taxes.....         (5,963)            (4,888)             (22,290)            (33,141)
                                     ---------           --------            ---------           ---------
Net Income.....................      $  (9,709)          $ (7,958)           $ (41,838)          $ (59,505)
                                     =========           ========            =========           =========

 NOTES TO SCHEDULE OF CCA PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE
                          YEAR ENDED DECEMBER 31, 1997

AA Immediately prior to the Merger, the Company and CCA, through a series of transactions, will sell to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment removes the historical results of operations related to the management contracts to be sold to Service Company A as if the Merger and sale had occurred as of January 1, 1997.

BB Immediately prior to the Merger, the Company and CCA, through a series of transactions, will sell to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment removes the historical results of operations related to the management contracts to be sold to Service Company B as if the Merger and sale had occurred as of January 1, 1997.

CC Immediately prior to the Merger, CCA will sell to Operating Company certain management contracts relating to Prison Realty-owned prison facilities and certain other net assets in exchange for an installment note in the principal amount of $137,000 and 9.5% of the common stock of Operating Company. This adjustment removes the historical results of operations related to the management contracts to be sold to Operating Company as if the Merger and sale had occurred as of January 1, 1997.

                           SCHEDULE OF PRISON REALTY

                 PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                               SUM OF
                          PRISON REALTY        USCC            OTHER        PRISON REALTY
                            PRO FORMA       ACQUISITION      PRO FORMA        PRO FORMA
                           ADJUSTMENTS          AAA         ADJUSTMENTS      ADJUSTMENTS
                          -------------     -----------     -----------     -------------
Revenues................    $(19,980)BBB      $17,050CCC     $ 64,978FFF      $ 62,048
                            --------          -------        --------         --------
Expenses:
  Operating.............          --               --              --               --
  Lease.................          --               --              --               --
  General and
     administrative.....          --               --             500KKK           500
  Depreciation and
     amortization.......          --            3,875DDD        7,993GGG        11,868
                            --------          -------        --------         --------
                                  --            3,875           8,493           12,368
                            --------          -------        --------         --------
Operating income........     (19,980)          13,175          56,485           49,680
Equity in earnings of
  subsidiaries..........          --               --         (13,252)HHH      (13,252)
Licensing fees..........          --               --          (2,051)III       (2,051)
Interest (income)
  expense...............          --            6,598EEE      (16,440)JJJ       (9,842)
                            --------          -------        --------         --------
Income before income
  taxes.................     (19,980)           6,577          88,228           74,825
Provision for income
  taxes.................          --               --              --               --
                            --------          -------        --------         --------
Net income..............     (19,980)           6,577          88,228           74,825
Dividends to Preferred
  Shareholders..........          --               --              --               --
                            --------          -------        --------         --------
Net income available to
  Common Shareholders...    $(19,980)         $ 6,577        $ 88,228         $ 74,825
                            ========          =======        ========         ========

NOTES TO SCHEDULE OF PRISON REALTY PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

AAA Prison Realty, and its wholly-owned subsidiary USCA, and USCC, entered into and completed an Agreement of Merger effective April 17, 1998, whereby USCA merged with and into USCC and Prison Realty acquired all of the outstanding capital stock and derivative securities of USCC in exchange for a cash payment to the shareholders of USCC of approximately $157,000 and assumption of certain liabilities of USCC. In the USCC Merger, Prison
     Realty acquired the real estate assets of USCC only. These adjustments reflect the pro forma results of operations resulting from the real estate assets acquired by Prison Realty in the USCC Merger as if the USCC Merger had occurred on January 1, 1997.
BBB Represents adjustments to remove historical rental revenues based on leases previously existing between CCA and Prison Realty.
CCC Represents adjustments to record rental revenues assuming an 11.1% lease rate on the real estate assets acquired in the USCC Merger, as if the USCC
     Merger had occurred January 1, 1997. The lease rate percentage is the rate expected to be specified in the leases between the Company and Operating
     Company, and Prison Realty believes that the lease rate represents a fair market rental rate based on comparable "triple net" lease transactions.
     Rentals are not included for assets under development at the time of the USCC Merger as the assets would not have been operational during the period.
DDD  To record depreciation expense on assets acquired from USCC.
EEE  To record interest expense on debt incurred in conjunction with the USCC
     Merger, net of capitalized interest on real estate assets acquired while construction was in progress.
FFF To record rental revenue from Operating Company based upon leases to be entered into immediately following the Merger. Rental revenues are not included in the pro forma income statement for periods prior to the date a facility began operations.
GGG  To record additional depreciation expense on real estate assets of Prison
     Realty based on the application of the purchase method of accounting.
     Depreciation expense was prorated for properties becoming operational during the year. The increase in Prison Realty's assets to fair market value was allocated to buildings and improvements, machinery and equipment and land in accordance with Prison Realty's historical net book values of each asset category. The resulting increases to buildings and improvements and machinery and equipment has been depreciated (on a pro forma basis) over 40 years and 10 years, respectively, utilizing the straight line depreciation method.

HHH  To record equity in earnings (under the equity method of accounting) of
     Service Company A and Service Company B based on the Company's 95% equity interest in accordance with EITF 95-6, "Accounting by a Real Estate
     Investment Trust for an Investment in a Service Corporation." The
     calculation of the pro forma earnings amount is as follows:
               Historical annual net income of Service Company A.......  $ 9,709
               Historical annual net income of Service Company B.......    7,958
                                                                         -------
                                                                          17,667
               Pro forma aggregate annual payments by Service Companies
                 A and B to Operating Company for general and
                 administrative services, net of taxes.................   (3,717)
                                                                         -------
               Adjusted aggregate annual net income of Service Company
                 A and Service Company B...............................   13,950
               The Company's equity interest...........................       95%
                                                                         -------
               The Company's earnings in equity interests..............  $13,252
                                                                         =======
     The pro forma aggregate annual payments by Service Companies A and B to
     Operating Company for general and administrative services is the amount anticipated to be paid (based on forecasted amounts) by Service Companies A and B upon execution of the Operating Company Services Agreements with each of the service companies. This amount is subject to change. However, subsequent revisions are not expected to be material.
     The Company's earnings in the equity interests of Service Company A and
     Service Company B has not been adjusted for the additional depreciation/amortization to be recorded by Service Company A and Service
     Company B resulting from the increase in the service companies' assets to fair market value because the expected depreciation/amortization to be recognized by Service Company A and Service Company B will approximate the expected recognition of the deferred gain on sale of contracts by the
     Company.
III  To record income from licensing fees paid by Operating Company for the use of the Corrections Corporation of America name.
JJJ  To record interest income on the installment note receivable from Operating
     Company.
KKK  To record anticipated additional general and administrative expenses assuming a full year of operations. Historical expenses of Prison Realty only include operations from July 18, 1997 (inception) to December 31,
     1997. All expenses are considered normal and recurring.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                                 SUM OF
                                                               SUM OF            PRISON         PRISON REALTY
                                                 PRISON          CCA             REALTY          CORPORATION
                                    CCA          REALTY       PRO FORMA        PRO FORMA          ADJUSTED
                                 HISTORICAL    HISTORICAL    ADJUSTMENTS      ADJUSTMENTS         PRO FORMA
                                     A             B              C                D                F, G
                                 ----------    ----------    -----------    ----------------    -------------
Revenues.......................   $484,505      $48,727       $(484,505)        $ 55,332          $104,059
                                  --------      -------       ---------         --------          --------
Expenses:
  Operating....................    339,136           --        (339,136)              --                --
  Lease........................     40,638           --         (40,638)              --                --
  General and administrative...     16,183        1,725         (15,058)             375             3,225
  Depreciation and
     amortization..............     11,673       13,183          (6,376)           8,901            27,381
                                  --------      -------       ---------         --------          --------
                                   407,630       14,908        (401,208)           9,276            30,606
                                  --------      -------       ---------         --------          --------
Operating income...............     76,875       33,819         (83,297)          46,056            73,453
Equity in earnings of
  subsidiaries.................         --           --              --          (22,542)          (22,542)
Licensing fees.................         --           --              --           (2,601)           (2,601)
Interest (income) expense......     (5,323)       5,090           5,323           (7,382)           (2,292)
                                  --------      -------       ---------         --------          --------
Income before income taxes.....     82,198       28,729         (88,620)          78,581           100,888
Provision for income taxes.....     21,565           --         (21,565)              --                --
                                  --------      -------       ---------         --------          --------
Net income.....................     60,633       28,729         (67,055)          78,581           100,888
Dividends to Preferred
  Shareholders.................         --        5,719              --               --             5,719
                                  --------      -------       ---------         --------          --------
Net income available to Common
  Shareholders.................   $ 60,633      $23,010       $ (67,055)        $ 78,581          $ 95,169
                                  ========      =======       =========         ========          ========
Net income per common share:
  Basic........................   $   0.76      $  1.07                                           $   1.04
  Diluted......................   $   0.68      $  1.05                                           $   0.95
Weighted average common shares
  outstanding, basic...........     79,924       21,577          (9,991)E                           91,510
Weighted average common shares
  outstanding, diluted.........     89,728       21,929         (11,216)E                          100,441

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

A Represents the historical consolidated statement of operations of CCA for the nine months ended September 30, 1998.

B Represents the historical consolidated statement of operations of Prison Realty for the nine months ended September 30, 1998.

C Represents the sum of CCA pro forma adjustments which remove the historical results of operations related to the management contracts to be sold as presented in the following Schedule of CCA Pro Forma Statement of Operations Adjustments.

D Represents the sum of Prison Realty pro forma adjustments which include the pro forma effects of the acquisition of USCC and the pro forma effects of the Merger as presented in the following Schedule of Prison Realty Pro Forma Statement of Operations Adjustments.

E Represents reduction in weighted average shares outstanding based on exchange ratio of 0.875 common shares of the Company in exchange for each outstanding share of CCA Common Stock resulting from the common control transfer.

F Pro forma adjustments do not include any impact of non-recurring compensation in the event the Company causes any Rollover Options to be cashed out in exchange for a cash payment.

G Pro forma adjustments do not include any impact of the Services Agreement and Tenant Incentive Agreement since those agreements relate to future facility construction and development services rather than historical facility construction.

                                SCHEDULE OF CCA

                 PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                       SERVICE     SERVICE    OPERATING   SUM OF CCA
                                      COMPANY A   COMPANY B    COMPANY     PRO FORMA
                                         AA          BB          CC       ADJUSTMENTS
                                      ---------   ---------   ---------   -----------
Revenues............................. $(115,751)  $(99,153)   $(269,601)   $(484,505)
                                      ---------   --------    ---------    ---------
Expenses:
  Operating..........................  (85,745)    (76,968)    (176,423)    (339,136)
  Lease..............................   (2,709)        (96)     (37,833)     (40,638)
  General and administrative.........   (3,866)     (3,312)      (7,880)     (15,058)
  Depreciation and amortization......   (3,084)     (2,542)        (750)      (6,376)
                                      ---------   --------    ---------    ---------
                                       (95,404)    (82,918)    (222,886)    (401,208)
                                      ---------   --------    ---------    ---------
Operating income.....................  (20,347)    (16,235)     (46,715)     (83,297)
Equity in earnings of subsidiaries...       --          --           --           --
Licensing fees.......................       --          --           --           --
Interest (income) expense............       74          12        5,237        5,323
                                      ---------   --------    ---------    ---------
Income before income taxes...........  (20,421)    (16,247)     (51,952)     (88,620)
Provision for income taxes...........   (5,357)     (4,263)     (11,945)     (21,565)
                                      ---------   --------    ---------    ---------
Net Income........................... $(15,064)   $(11,984)   $ (40,007)   $ (67,055)
                                      =========   ========    =========    =========

 NOTES TO SCHEDULE OF CCA PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE
                      NINE MONTHS ENDED SEPTEMBER 30, 1998

AA Immediately prior to the Merger, the Company and CCA, through a series of transactions, will sell to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment removes the historical results of operations related to the management contracts to be transferred to Service Company A as if the Merger and sale had occurred as of January 1, 1998.

BB Immediately prior to the Merger, the Company and CCA, through a series of transactions, will sell to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment removes the historical results of operations related to the management contracts to be transferred to Service Company B as if the Merger and sale had occurred as of January 1, 1998.

CC Immediately prior to the Merger, CCA will sell to Operating Company certain management contracts relating to Prison Realty-owned prison facilities and certain other assets and liabilities in exchange for an installment note in the principal amount of $137,000 and 9.5% of the common stock of Operating Company. This adjustment removes the historical results of operations related to the management contracts to be sold to Operating Company as if the Merger and sale had occurred as of January 1, 1998.

                           SCHEDULE OF PRISON REALTY

                 PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                                                   SUM OF
                                        PRISON REALTY          USCC              OTHER          PRISON REALTY
                                          PRO FORMA         ACQUISITION        PRO FORMA          PRO FORMA
                                         ADJUSTMENTS            AAA           ADJUSTMENTS        ADJUSTMENTS
                                        -------------       -----------       -----------       -------------
Revenues..............................    $(48,218)BBB        $12,788CCC       $ 90,762FFF        $ 55,332
                                          --------            -------          --------           --------
Expenses:
  Operating...........................          --                 --                --                 --
  Lease...............................          --                 --                --                 --
  General and administrative..........          --                 --               375KKK             375
  Depreciation and amortization.......          --              2,906DDD          5,995GGG           8,901
                                          --------            -------          --------           --------
                                                --              2,906             6,370              9,276
                                          --------            -------          --------           --------
Operating income......................     (48,218)             9,882            84,392             46,056
Equity in earnings of subsidiaries....          --                 --           (22,542)HHH        (22,542)
Licensing fees........................          --                 --            (2,601)III         (2,601)
Interest (income) expense.............          --              4,948EEE        (12,330)JJJ         (7,382)
                                          --------            -------          --------           --------
Income before income taxes............     (48,218)             4,934           121,865             78,581
Provision for income taxes............          --                 --                --                 --
                                          --------            -------          --------           --------
Net income............................     (48,218)             4,934           121,865             78,581
Dividends to Preferred Shareholders...          --                 --                --                 --
                                          --------            -------          --------           --------
Net income available to Common
  Shareholders........................    $(48,218)           $ 4,934          $121,865           $ 78,581
                                          ========            =======          ========           ========

                  NOTES TO SCHEDULE OF PRISON REALTY PRO FORMA
                      STATEMENT OF OPERATIONS ADJUSTMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

AAA Prison Realty, and its wholly-owned subsidiary USCA, and USCC, entered into and completed an Agreement of Merger effective April 17, 1998, whereby USCA merged with and into USCC and Prison Realty acquired all of the outstanding capital stock and derivative securities of USCC in exchange for a cash payment to the shareholders of USCC of approximately $157,000 and assumption of certain liabilities of USCC. In the USCC Merger, Prison Realty acquired the real estate assets of USCC only. These adjustments reflect the pro forma results of operations resulting from the real estate assets acquired by Prison Realty in the USCC Merger as if the USCC Merger had occurred on January 1, 1998.

BBB Represents adjustments to remove historical rental revenues based on leases previously existing between CCA and Prison Realty.

CCC Represents adjustment to record rental revenues assuming an 11.1% lease rate on the real estate assets acquired in the USCC Merger, as if the USCC Merger had occurred January 1, 1998. The lease rate percentage is the rate expected to be specified in the leases between the Company and Operating Company, and Prison Realty believes that the lease rate represents a fair market rental rate based on comparable "triple net" lease transactions. Rentals are not included for assets under development at the time of the USCC Merger as the assets would not have been operational during the period.

DDD To record depreciation expense on assets acquired from USCC.

EEE To record interest expense on debt incurred in conjunction with the USCC Merger, net of capitalized interest on real estate assets acquired while construction was in progress.

FFF To record rental revenue from Operating Company based upon leases to be entered into immediately following the Merger. Rental revenues are not included in the pro forma income statement for periods prior to the date a facility began operation.

GGG To record additional depreciation expense on real estate assets of Prison Realty based on the application of the purchase method of accounting. Depreciation expense was prorated for properties becoming operational during the quarter. The increase in Prison Realty's assets to fair market value was allocated to buildings and improvements, machinery and equipment and land in accordance with Prison Realty's historical net book values of each asset category. The resulting increases to buildings and improvements and machinery and equipment has been depreciated (on a pro forma basis) over 40 years and 10 years, respectively, utilizing the straight line depreciation method.

HHH To record equity in earnings (under the equity method of accounting) of Service Company A and Service Company B based on the Company's 95% equity interest in accordance with EITF 95-6. The calculation of the pro forma earnings amount is as follows:

                   Historical nine months net income of Service Company
                      A.................................................  $15,064
                   Historical nine months net income of Service Company
                      B.................................................   11,984
                                                                          -------
                                                                           27,048
                   Pro forma aggregate payments during the nine months
                      ended September 30 by Service Companies A and B to
                      Operating Company for general and administrative
                      services, net of taxes............................   (3,319)
                                                                          -------
                   Adjusted aggregate nine months net income of Service
                      Company A And Service Company B...................   23,729
                   The Company's equity interest........................       95%
                                                                          -------
                   The Company's earnings in equity interests...........  $22,542
                                                                          =======

       The pro forma aggregate annual payments by Service Companies A and B to Operating Company for general and administrative services is the amount anticipated to be paid (based on forecasted amounts) by Service Companies A and B upon execution of the Operating Company Services Agreements with each of the service companies. This amount is subject to change. However, subsequent revisions are not expected to be material.

       The Company's earnings in the equity interests of Service Company A and Service Company B has not been adjusted for the additional depreciation/amortization to be recorded by Service Company A and Service Company B resulting from the increase in the service companies' assets to fair market value because the expected depreciation/amortization to be recognized by Service Company A and Service Company B will approximate the expected recognition of the deferred gain on sale of contracts by the Company.

III To record income from licensing fees paid by Operating Company for the use of the Corrections Corporation of America name.

JJJ To record interest income on the installment note receivable from Operating Company.

KKK To record anticipated additional general and administrative expenses. All expenses are considered normal and recurring.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Correctional Management Services Corporation:

We have audited the accompanying balance sheet of CORRECTIONAL MANAGEMENT SERVICES CORPORATION (a Tennessee corporation) as of September 11, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Correctional Management Services Corporation as of September 11, 1998, in conformity with generally accepted accounting principles.

                                              ARTHUR ANDERSEN LLP

Nashville, Tennessee
September 11, 1998
(Except for certain matters
discussed in Note 2 as to
which the date is September 28, 1998)

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

                                 BALANCE SHEET
                               SEPTEMBER 11, 1998

                              ASSETS
Cash........................................................  $100
                                                              ====

               LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' Equity:
  Preferred shares, $.01 par value; 50,000,000 shares
     authorized; none outstanding...........................  $ --
  Common shares -- Class A, $.01 par value; 100,000,000
     shares authorized; 10,000 shares issued and
     outstanding............................................   100
  Common shares -- Class B, $.01 par value; 100,000,000
     shares authorized; none outstanding....................    --
                                                              ----
                                                              $100
                                                              ====

       The accompanying notes are an integral part of this balance sheet.

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

                             NOTES TO BALANCE SHEET
                               SEPTEMBER 11, 1998
1. ORGANIZATION

Correctional Management Services Corporation (the "Company") was formed August 13, 1998 as a Tennessee corporation and capitalized on September 11, 1998. The Company has had no operations to date but has issued 10,000 common shares to a founding shareholder.

2. SUBSEQUENT EVENTS -- ISSUANCES OF COMMON STOCK

In addition to the 10,000 shares of voting common stock previously issued to a founding shareholder, the Company issued 4,989,996 shares of voting common stock to certain additional founding shareholders on September 22, 1998. The founding shareholders are currently management and employees of Corrections Corporation of America ("CCA") and CCA Prison Realty Trust ("Prison Realty").

Additionally, on September 22, 1998, the Company issued 850,001 shares of voting common stock to certain wardens of CCA facilities. The shares held by the wardens are restricted and will vest if, and only if, the wardens become employees and remain employees of the Company through December 31, 2003. The Company intends to expense the fair market value (approximately $4,250,000) of these restricted securities over the respective vesting period.

As a result of the aforementioned issuances of voting common stock, the Company had 5,849,997 shares of voting common stock issued and outstanding as of September 22, 1998.

3. INTENTIONS OF THE COMPANY (UNAUDITED)

On January 1, 1999 the merger transactions ("the Merger") between Corrections Corporation of America ("CCA"), CCA Prison Realty Trust ("Prison Realty") and Prison Realty Corporation ("New Prison Realty") were completed and correctional facilities owned previously by Prison Realty or acquired by New Prison Realty in the Merger have been leased to the Company and the operations relating to such facilities have been acquired by the Company, as discussed below.

Immediately prior to the Merger, CCA sold to the Company certain management contracts and certain other net assets. In exchange, CCA received an installment note in the principal amount of $137,000 (the "Note") and nonvoting common stock of the Company representing 9.5% of the outstanding common stock, and certain additional consideration under a trade name use agreement, as described below. The Note is payable over 10 years and bears interest at a rate of 12% per annum. Interest only is payable for the first four years of the Note and the principal will be payable over the following six years. At the time of the Merger, outside investors purchased a 32% interest in the Company for cash.

Immediately prior to the Merger and in connection with the transactions described above, CCA entered into a trade name use agreement with the Company (the "Trade Name Use Agreement"). Under the Trade Name Use Agreement, CCA granted to the Company the right to use the name "Corrections Corporation of America" and derivatives thereof, subject to specified terms and conditions therein.

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

Immediately after the Merger, the Company entered into a services agreement (the "Operating Company Services Agreement") with New Prison Realty pursuant to which the Company agreed to serve as a facilitator of the construction and development of additional facilities on behalf on New Prison Realty. In consideration for the performance of such services, the Company will receive a fee based upon a percentage of total capital expenditures incurred by New Prison Realty in connection with the construction and development of a facility. In consideration of certain facility preparation services to be performed by Company personnel, the Company will also receive a per bed fee from New Prison Realty.

Immediately after the Merger, the Company entered into a tenant incentive agreement (the "Tenant Incentive Agreement") with New Prison Realty pursuant to which New Prison Realty agreed to pay the Company a per bed fee for entering into a new Lease.

Immediately after the Merger, all existing leases between CCA and Prison Realty were cancelled and New Prison Realty entered into non-cancellable "triple-net" leases with the Company (the "Leases"). The term of the Leases are 12 years which may be extended at fair market rates for three additional five-year periods upon the mutual agreement of New Prison Realty and the Company.

The Company will be dependent upon the management contracts acquired from CCA for its initial revenues. Also, due to the nature of the business and the contractual relationships with New Prison Realty, the Company's ability to be successful is dependent on a number of factors, including key personnel and availability of financial resources.

Immediately after the Merger, the Company entered into administrative service agreements with two newly formed service companies, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc. pursuant to which employees of the Company's administrative departments will perform administrative services (including, but not limited to, legal, finance, management information systems and government relations services), as needed, for the two service companies. In connection therewith, the Company granted each of the service companies the right to use the name "Corrections Corporation of America" in connection with the servicing of management contracts. As consideration for the foregoing, the Company will receive a service fees of $250,000 per month from each service company.

In connection with the completion of the Merger and the acquisition of management contracts from CCA, the Company obtained a $30 million revolving credit facility (the "Credit Facility") from General Electric Capital Corporation ("GECC"). In accordance with the terms of the Credit Facility and related agreements, the Company's obligations to New Prison Realty are subordinate and junior in right of payment to all obligations and liabilities of the Company to GECC. The agreements and restrictions also require that a portion of the rent due to New Prison Realty under the Leases be deferred if certain financial criteria are not met and limit the ability of the Company to make cash interest payments to New Prison Realty under the Note if certain financial criteria are not met.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table itemizes the expenses incurred, or to be incurred, by the Registrant in connection with the registration and issuance of the Offered Securities being registered hereunder. As indicated below, all amounts shown are estimates except for the Commission registration fee.

Registration Fee -- Securities and Exchange
  Commission.......................................  $  417,000
Printing and Engraving Expenses....................     300,000*
Accounting Fees and Expenses.......................     250,000*
Legal Fees and Expenses............................     500,000*
Blue Sky Fees and Expenses.........................      45,000*
Miscellaneous (including listing fees).............     150,000*
                                                     ----------
     Total.........................................  $1,662,000

-------------------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Charter of the Company provides for indemnification of directors and executive officers to the full extent permitted by the laws of the State of Maryland.

Section 2-418 of the MGCL generally permits indemnification of any director made a party to any proceedings by reason of service as a director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director's official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order, or settlement, however, does not create a presumption that the director failed to meet the requisite standard of conduct for permitted indemnification.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the

Charter of the Company, Bylaws of the Company, any resolution of stockholders or directors, any agreement or otherwise.

The Company's Charter provides for indemnification of its officers, employees or agents to the fullest extent permitted by law. The Company has also entered into indemnification agreements ("the Indemnification Agreements") with its directors and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement provides that the Company shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he or she was or is a director or officer of the Company, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified by the Company or insurance maintained by the Company, was not established to have been committed in bad faith or the result of active and deliberate dishonesty, did not involve receipt of improper personal benefit, did not result in a judgment of liability to the Company in a proceeding by or in the right of the Company, did not involve an accounting or profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

The Company has obtained directors and officers liability insurance.

The Company may enter into underwriting agreements or other sales agreements which contain provisions pursuant to which contain provisions pursuant to which certain officers and directors may be entitled to indemnification.

ITEM 16.  EXHIBITS

NUMBER                           DESCRIPTION
------                           -----------
  1.1*   Form of Sales Agency Agreement
  1.2**  Form of Underwriting Agreement (Common Stock)
  1.3**  Form of Underwriting Agreement (Preferred Stock)
  1.4**  Form of Underwriting Agreement (Common Stock Purchase
         Rights)
  1.5**  Form of Underwriting Agreement (Debt Securities)
  1.6**  Form of Underwriting Agreement (Warrants)
  3.1    Articles of Incorporation of Prison Realty Corporation
         (previously filed as Exhibit 3.1 to the Company's
         Registration Statement on Form S-4 filed with the Commission on September 30, 1998, as subsequently amended (File No.
         333-65017) (the "Registration Statement on Form S-4") and
         incorporated herein by reference)
  3.2    Amended and Restated Bylaws of Prison Realty Corporation
         (previously filed as Exhibit 3.2 to the Company's Current
         Report on Form 8-K filed on January 6, 1999 (File No. 25245)
         and incorporated herein by reference)
  4.1    Specimen of certificate representing shares of Common Stock of Prison Realty Corporation (previously filed as Exhibit
         4.2 to the Registration Statement on Form S-4 and
         incorporated herein by reference)
  4.2**  Form of certificate representing shares of Preferred Stock of Prison Realty Corporation
  4.3**  Form of Indenture for Debt Securities
  4.4**  Form of Warrant Agreement
  5.1*   Form of Opinion of Stokes & Bartholomew, P.A. regarding the validity of the Offered Securities being registered
  5.2*   Form of Opinion of Miles & Stockbridge P.C. regarding the
         validity of the Offered Securities being registered
  8.1*   Form of Opinion of Stokes & Bartholomew, P.A. regarding
         certain federal income tax matters
 12.1*   Statement regarding computation of ratios (included in this
         Registration Statement)
 23.1    Consent of Stokes & Bartholomew, P.A. (included as part of
         Exhibits 5.1 and 8.1)
 23.2    Consent of Miles & Stockbridge P.C. (included as part of
         Exhibit 5.2)
 23.3*   Consent of Arthur Andersen LLP (with respect to CCA Prison
         Realty Trust)
 23.4*   Consent of Arthur Andersen LLP (with respect to Corrections
         Corporation of America)
 23.5*   Consent of Arthur Andersen LLP (with respect to Correctional
         Management Services Corporation)
   25    Power of Attorney (included on signature page)

-------------------------

*  Included with this filing.
** To be filed by amendment or by a Current Report on Form 8-K incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes, at the time of any proposed offer of Debt Securities pursuant to a Prospectus Supplement, to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned registrant hereby undertakes, at the time of any proposed offer of any Common Stock Purchase Rights or Warrants pursuant to a Prospectus Supplement, to further supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters, if any, during the subscription period, the amount of any unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable Prospectus Supplement, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on the 11th day of January, 1999.

                                          PRISON REALTY CORPORATION

                                          By: /s/ DOCTOR R. CRANTS
                                            ------------------------------------
                                              Doctor R. Crants
                                              Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Doctor
R. Crants, D. Robert Crants, III and Vida H. Carroll, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

               /s/ DOCTOR R. CRANTS                  Chief Executive Officer          January 11, 1999
---------------------------------------------------  (Principal Executive Officer),
                 Doctor R. Crants                    Chairman and Director

              /s/ J. MICHAEL QUINLAN                 Vice Chairman and Director       January 11, 1999
---------------------------------------------------
                J. Michael Quinlan

             /s/ D. ROBERT CRANTS, III               President and Director           January 11, 1999
---------------------------------------------------
               D. Robert Crants, III

               /s/ MICHAEL W. DEVLIN                 Chief Operating Officer and      January 11, 1999
---------------------------------------------------  Director
                 Michael W. Devlin

                /s/ VIDA H. CARROLL                  Chief Financial Officer          January 11, 1999
---------------------------------------------------  (Principal Financial and
                  Vida H. Carroll                    Accounting Officer)

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----
                  /s/ C. RAY BELL                    Director                         January 11, 1999
---------------------------------------------------
                    C. Ray Bell

               /s/ RICHARD W. CARDIN                 Director                         January 11, 1999
---------------------------------------------------
                 Richard W. Cardin

             /s/ MONROE J. CARELL, JR.               Director                         January 11, 1999
---------------------------------------------------
               Monroe J. Carell, Jr.

                                                     Director                         January   , 1999
---------------------------------------------------
                 Jean-Pierre Cuny

              /s/ JOHN W. EAKIN, JR.                 Director                         January 11, 1999
---------------------------------------------------
                John W. Eakin, Jr.

                  /s/ TED FELDMAN                    Director                         January 11, 1999
---------------------------------------------------
                    Ted Feldman

               /s/ JACKSON W. MOORE                  Director                         January 11, 1999
---------------------------------------------------
                 Jackson W. Moore

                                                     Director                         January   , 1999
---------------------------------------------------
                  Rusty L. Moore

                                                     Director                         January   , 1999
---------------------------------------------------
                 Joseph V. Russell

           /s/ CHARLES W. THOMAS, PH.D.              Director                         January 11, 1999
---------------------------------------------------
             Charles W. Thomas, Ph.D.

                                 EXHIBIT INDEX

                       REGISTRATION STATEMENT ON FORM S-3

NUMBER                           DESCRIPTION
------                           -----------
 1.1*    Form of Sales Agency Agreement
 1.2**   Form of Underwriting Agreement (Common Stock)
 1.3**   Form of Underwriting Agreement (Preferred Stock)
 1.4**   Form of Underwriting Agreement (Common Stock Purchase
         Rights)
 1.5**   Form of Underwriting Agreement (Debt Securities)
 1.6**   Form of Underwriting Agreement (Warrants)
 3.1     Articles of Incorporation of Prison Realty Corporation
         (previously filed as Exhibit 3.1 to the Company's
         Registration Statement on Form S-4 filed with the Commission on September 30, 1998, as subsequently amended (File No.
         333-65017) (the "Registration Statement on Form S-4") and
         incorporated herein by reference)
 3.2     Amended and Restated Bylaws of Prison Realty Corporation
         (previously filed as Exhibit 3.2 to the Company's Current
         Report on Form 8-K filed on January 6, 1999 (File No. 25245)
         and incorporated herein by reference)
 4.1     Specimen of certificate representing shares of Common Stock of Prison Realty Corporation (previously filed as Exhibit
         4.2 to the Registration Statement on Form S-4 and
         incorporated herein by reference)
 4.2**   Form of certificate representing shares of Preferred Stock of Prison Realty Corporation
 4.3**   Form of Indenture for Debt Securities
 4.4**   Form of Warrant Agreement
 5.1*    Form of Opinion of Stokes & Bartholomew, P.A. regarding the validity of the Offered Securities being registered
 5.2*    Form of Opinion of Miles & Stockbridge P.C. regarding the
         validity of the Offered Securities being registered
 8.1*    Form of Opinion of Stokes & Bartholomew, P.A. regarding
         certain federal income tax matters
12.1*    Statement regarding computation of ratios (included in this
         Registration Statement)
23.1     Consent of Stokes & Bartholomew, P.A. (included as part of
         Exhibits 5.1 and 8.1)
23.2     Consent of Miles & Stockbridge P.C. (included as part of
         Exhibit 5.2)
23.3*    Consent of Arthur Andersen LLP (with respect to CCA Prison
         Realty Trust)
23.4*    Consent of Arthur Andersen LLP (with respect to Corrections
         Corporation of America)
23.5*    Consent of Arthur Andersen LLP (with respect to Correctional
         Management Services Corporation)
25       Power of Attorney (included on signature page)

-------------------------

*  Included with this filing.
** To be filed by amendment or by a Current Report on Form 8-K incorporated by reference herein.